EXHIBIT 99.1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of

U.S. Industries, Inc.

      We have audited the consolidated balance sheets of U.S. Industries, Inc. (the “Company”) as of September 30, 2002 and 2001, and the related consolidated statements of operations, cash flows, and changes in stockholders’ equity for each of the three years in the period ended September 30, 2002. Our audits also included the financial statement schedule listed in the index at Item 14(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at September 30, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2002, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

      As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets in 2002.

/s/ Ernst & Young LLP

West Palm Beach, Florida

November 8, 2002,
except for paragraphs 1, 4 and 6 of Note 4
as to which the date is February 6, 2003;
paragraphs 15 and 16 of Note 2 and for
Note 12 as to which the date is April 21, 2003;
Paragraph 2 of Note 4 as to which the date is May 8, 2003;
paragraph 3 of Note 1 as to which the date is June 4, 2003

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Fiscal Years Ended
	September 30,

	2002	2001	2000

	(In millions, except per share data)
Net sales	$1,068.3	$1,007.2	$1,619.4
Operating costs and expenses:
Cost of products sold	731.9	710.7	1,176.8
Selling, general and administrative expenses	233.7	225.8	310.7
Impairment and restructuring charges	7.2	100.2	60.2

Operating income (loss)	95.5	(29.5)	71.7
Interest expense	(74.7)	(87.5)	(84.1)
Interest income	4.6	25.2	16.7
Gain on sale of businesses	—	—	39.3
Equity (losses) earnings in investees	—	(1.4)	3.1
Other expense, net	(15.5)	(97.2)	(4.7)

Income (loss) before income taxes, discontinued operations and cumulative effect of accounting change	9.9	(190.4)	42.0
Benefit (provision) for income taxes	22.7	7.3	(10.0)

Income (loss) from continuing operations	32.6	(183.1)	32.0
Discontinued operations:
Loss from operations (net of tax provisions of $0.7, $39.2 and $10.7 in 2002, 2001 and 2000, respectively)	1.2	(100.4)	3.6
Gain (loss) on disposals (net of tax benefit of $10.3 in 2001)	7.8	(240.4)	—

Income (loss) from discontinued operations	9.0	(340.8)	3.6
Cumulative effect of accounting change, net of taxes of $0.8 in 2001	—	(0.7)	—

Net income (loss)	$41.6	$(524.6)	$35.6

Income (loss) per basic share:
Continuing operations	$0.44	$(2.47)	$0.40
Discontinued operations	0.12	(4.61)	0.04
Cumulative effect of accounting change	—	(0.01)	—

Net income (loss)	$0.56	$(7.09)	$0.44

Income (loss) per diluted share:
Continuing operations	$0.44	$(2.47)	$0.39
Discontinued operations	0.12	(4.61)	0.04
Cumulative effect of accounting change	—	(0.01)	—

Net income (loss)	$0.56	$(7.09)	$0.43

See notes to Consolidated Financial Statements.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

CONSOLIDATED BALANCE SHEETS

	At September 30,

	2002	2001

	(In millions, except
	share data)
ASSETS
Current assets:
Cash and cash equivalents	$32.1	$65.2
Restricted cash collateral accounts	142.9	—
Trade receivables, net of allowances of $8.4 in 2002 and $8.1 in 2001	209.8	203.1
Inventories	163.7	162.9
Deferred income taxes	31.0	6.2
Assets held for sale	237.8	789.2
Income taxes receivable	37.5	8.4
Other current assets	24.0	136.8

Total current assets	878.8	1,371.8
Restricted cash collateral accounts	15.4	4.4
Property, plant and equipment, net	130.0	147.3
Pension assets	136.0	152.1
Insurance for asbestos claims	145.0	107.0
Assets held for sale	—	18.3
Other assets	34.7	31.8
Goodwill, net	229.6	226.7
Other intangibles, net	73.6	68.9

TOTAL ASSETS	$1,643.1	$2,128.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$15.3	$12.0
Current maturities of long-term debt	275.9	436.5
Trade accounts payable	94.7	92.6
Liabilities associated with assets held for sale	78.6	256.8
Accrued expenses and other current liabilities	128.1	120.1

Total current liabilities	592.6	918.0
Long-term debt	516.9	778.3
Deferred income taxes	17.4	12.1
Asbestos claims	145.0	107.0
Liabilities associated with assets held for sale	—	1.1
Other liabilities	133.5	112.2

Total liabilities	1,405.4	1,928.7

Commitments and contingencies
Stockholders’ equity:
Common stock (par value $.01 per share, authorized 300,000,000 shares; issued 99,096,734 shares; outstanding 74,607,499 and 74,286,648 shares in 2002 and 2001 respectively)	1.0	1.0
Paid in capital	655.5	660.8
Accumulated deficit	(19.3)	(60.9)
Unearned restricted stock	(1.7)	(6.0)
Accumulated other comprehensive loss	(39.1)	(30.8)
Treasury stock (24,489,235 and 24,810,086 shares, respectively at cost	(358.7)	(364.5)

Total stockholders’ equity	237.7	199.6

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,643.1	$2,128.3

See notes to Consolidated Financial Statements.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Fiscal Years Ended
	September 30,

	2002	2001	2000

	(In millions)
OPERATING ACTIVITIES:
Income (loss) from continuing operations	$32.6	$(183.1)	$32.0
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	25.0	35.9	46.5
Amortization of deferred financing costs	6.9	4.2	3.9
(Benefit) provision for deferred income taxes	(34.4)	(2.6)	9.6
Provision for doubtful accounts	3.3	2.6	3.0
Gain on sale of excess real estate	(0.8)	—	(3.2)
Equity loss (earnings) in investee	—	1.4	(3.1)
Gain on sale of businesses	—	—	(39.3)
Loss on sale of property, plant and equipment	1.7	—	0.7
Impairment, restructuring and other charges	0.8	145.2	43.8
Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
Trade receivables	(15.1)	36.0	(15.6)
Inventories	1.7	13.5	(0.7)
Other current assets	3.9	(3.5)	(4.9)
Other assets	(3.1)	(4.1)	(25.9)
Trade accounts payable	2.0	—	(38.8)
Income taxes payable	(1.0)	0.3	(16.4)
Accrued expenses and other current liabilities	(5.0)	(18.1)	(41.2)
Other liabilities	8.7	(4.7)	(16.8)
Other, net	(0.4)	—	(0.1)

Net cash provided by (used in) operating activities of continuing operations	26.8	23.0	(66.5)

Income (loss) from discontinued operations	9.0	(340.8)	3.6
Adjustments to reconcile income (loss) from discontinued operations to net cash provided by discontinued operations:
(Gain)/loss on disposal of discontinued operations	(7.8)	240.4	—
Impairments and other charges	—	121.4	84.0
Other increases (decreases) in net assets held for sale	31.9	50.5	(59.1)

Net cash provided by discontinued operations	33.1	71.5	28.5

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	59.9	94.5	(38.0)

INVESTING ACTIVITIES:
Proceeds from sale of businesses	388.2	7.5	402.2
Proceeds from sale of Strategic Notes	105.9	—	24.3
Acquisition of companies, net of cash acquired	—	—	(78.4)
Purchases of property, plant and equipment	(15.0)	(20.3)	(30.6)
Proceeds from sale of property, plant and equipment	1.5	5.5	1.2
Proceeds from sale of excess real estate	0.5	3.2	5.5
Other investing activities, net	1.3	(0.7)	0.3

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	482.4	(4.8)	324.5

FINANCING ACTIVITIES:
Proceeds from long-term debt	72.5	1,544.6	3,127.7
Repayment of long-term debt	(498.3)	(1,514.9)	(3,284.9)
Escrow deposits	(152.7)	(4.4)	—
Proceeds (repayment) of notes payable, net	2.6	(13.4)	5.5
Payment of dividends	—	(7.7)	(16.8)
Proceeds from exercise of stock options	—	0.3	4.4
Purchase of treasury stock	—	(43.1)	(143.4)
Other financing activities, net	—	(0.9)	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(575.9)	(39.5)	(307.5)

Effect of exchange rate changes on cash and cash equivalents	0.5	(9.7)	(12.0)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(33.1)	40.5	(33.0)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	65.2	24.7	57.7

CASH AND CASH EQUIVALENTS AT END OF YEAR	$32.1	$65.2	$24.7

See notes to Consolidated Financial Statements.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Fiscal Years Ended September 30, 2002, 2001 and 2000

					Accumulated
			Retained	Unearned	Other		Comprehensive
	Common	Paid in	Earnings	Restricted	Comprehensive	Treasury	Income
	Stock	Capital	(Deficit)	Stock	Income (Loss)	Stock	(Loss)	Total

	(In millions, except share data)
Balance at September 30, 1999	$1.0	$701.1	$448.2	$(15.9)	$(26.9)	$(187.3)		$920.2

Net income			35.6				$35.6	35.6
Cash dividend declared ($0.20 per share)			(16.2)					(16.2)
Amortization of unearned restricted stock				3.3				3.3
Purchase of 11,453,020 shares of common stock						(143.4)		(143.4)
Treasury stock issued to employees and directors (223,753 shares)		(0.6)		(2.9)		3.5		—
Forfeiture of 148,698 shares of unearned restricted stock				2.5		(2.5)		—
Treasury stock issued (428,311 shares) upon exercise of options		(3.3)				7.7		4.4
Payment for guarantee of stock value for acquisition		(36.0)						(36.0)
Sale of Diversified businesses:
Accelerated amortization of unearned restricted stock				3.9				3.9
Translation adjustment					5.4		5.4	5.4
Minimum pension liability adjustment					1.7		1.7	1.7
Translation adjustment					(24.8)		(24.8)	(24.8)
Minimum pension liability adjustment					(0.4)		(0.4)	(0.4)

Other comprehensive loss							(18.1)

Total comprehensive income							$17.5

Balance at September 30, 2000	1.0	661.2	467.6	(9.1)	(45.0)	(322.0)		753.7

Net loss			(524.6)				$(524.6)	(524.6)
Cash dividend declared ($0.05 per share)			(3.9)					(3.9)
Amortization of unearned restricted stock				2.9				2.9
Purchase of 2,815,200 shares of common stock						(43.1)		(43.1)
Treasury stock issued to directors (20,640 shares)		(0.2)				0.3		0.1
Forfeiture of 8,500 shares of unearned restricted stock				0.2		(0.2)		—
Treasury stock issued (30,000 shares) upon exercise of options		(0.2)				0.5		0.3
Discontinued operations:
Translation adjustment					27.4		27.4	27.4
Minimum pension liability adjustment					7.1		7.1	7.1
Translation adjustment					(13.2)		(13.2)	(13.2)
Fair value of derivatives adjustment					(1.4)		(1.4)	(1.4)
Minimum pension liability adjustment					(5.7)		(5.7)	(5.7)

Other comprehensive income							14.2

Total comprehensive loss							$(510.4)

Balance at September 30, 2001	1.0	660.8	(60.9)	(6.0)	(30.8)	(364.5)		199.6

Net income			41.6				$41.6	41.6
Amortization of unearned restricted stock (continuing operations)				2.4				2.4
Amortization of unearned restricted stock (discontinued operations)				1.7				1.7
Treasury stock issued to directors (90,880 shares)		(1.3)				1.5		0.2
Treasury stock issued in 401K match (262,804 shares)		(3.5)				4.4		0.9
Forfeiture of 32,833 shares of unearned restricted stock		(0.5)		0.2		(0.1)		(0.4)
Translation adjustment					3.4		3.4	3.4
Fair value of derivatives adjustment					1.4		1.4	1.4
Minimum pension liability adjustment					(13.1)		(13.1)	(13.1)

Other comprehensive loss							(8.3)

Total comprehensive income							$33.3

Balance at September 30, 2002	$1.0	$655.5	$(19.3)	$(1.7)	$(39.1)	$(358.7)		$237.7

See notes to Consolidated Financial Statements.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

      We manufacture and distribute a broad range of consumer and industrial products through our three business – Bath Products, Plumbing Products and Rexair. Please refer to Note 12 regarding our business segments.

      We operate on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal year periods presented in our consolidated financial statements consisted of the 52 weeks ending on September 28, 2002, September 29, 2001, or September 30, 2000, but are presented as of September 30 in each of those years for convenience. Businesses over which we have the ability to exercise significant influence, but are not consolidated into our results, are accounted for using the equity method. In March 2000, we completed the disposition of a majority equity interest in our Diversified segment. We accounted for our retained interest in the Diversified segment under the equity method of accounting from March 2000 until January 2002, when we sold all remaining interests in that segment. We eliminate intercompany balances and transactions when consolidating the account balances of the subsidiaries.

      The stockholders approved the change of the Company’s name to Jacuzzi Brands, Inc. on June 4, 2003.

      Certain amounts have been reclassified in our prior year statements to conform them to the presentation used in the current year.

Note 2 — Accounting Policies

      Use of Estimates: Accounting guidelines require that we make estimates and assumptions that affect amounts reported in our financial statements and accompanying notes. Actual results could differ from those estimates.

      Foreign Currency Translation: Our subsidiaries outside of the United States record transactions using their local currency as their functional currency. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52, Foreign Currency Translation, the assets and liabilities of the our foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The gains and losses resulting from the changes in exchange rates from year to year have been reported in other comprehensive income.

      Cash and Cash Equivalents: We consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

      Restricted Cash: We have restricted cash, which is comprised of escrow deposits required under the terms of the Restructured Facilities for the benefit of the holders of our Senior Notes and certain other creditors (See Note 6).

      Trade Receivables and Concentration of Credit Risk: We record an allowance for doubtful accounts, reducing our receivables balance to an amount we estimate is collectible from our customers.

      We operate in the United States, Europe and, to a lesser extent, in other regions of the world. We perform periodic credit evaluations of our customers’ financial condition and generally do not require collateral. We encounter a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. The Bath Products and Plumbing Products segments have one customer, Home Depot, which accounts for 10.6%, 15.2% and 10.5% of total Company sales in fiscal 2002, 2001 and 2000, respectively. As of September 30, 2002 and 2001, this customer represents approximately 11.7% and 11.3% of our trade receivables balances. Credit losses have not been significant and are within management’s expectations.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Income Taxes: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

      Inventories: Our inventories are stated at the lower of cost or market value. We used the first-in-first-out (FIFO) method for determining the cost of approximately 54.6% of our inventories in 2002 and approximately 54.5% of our inventories in 2001, and the last-in-first-out (LIFO) method for the remainder of our inventories. The carrying value of our LIFO method inventories approximate their FIFO cost value at September 30, 2002 and 2001. The FIFO method approximates replacement cost. Our inventories can be categorized as follows:

	At September 30,

	2002	2001

	(In millions)
Finished products	$101.8	$103.6
In-process products	13.3	10.2
Raw materials	48.6	49.1

	$163.7	$162.9

      Property, Plant and Equipment: We record our property, plant and equipment at cost. We record depreciation and amortization in a manner that recognizes the cost of its depreciable assets in operations over their estimated useful lives using the straight-line method. We estimate the useful lives of its depreciable assets to be 20-50 years for buildings and 1-15 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

      Property, plant and equipment consisted of:

	At September 30,

	2002	2001

	(In millions)
Land and buildings	$70.3	$82.3
Machinery, equipment and furniture	170.3	162.0
Accumulated depreciation and amortization	(110.6)	(97.0)

	$130.0	$147.3

      Depreciation and Amortization: Depreciation and amortization consisted of:

	For the Fiscal Years Ended
	September 30,

	2002	2001	2000

	(In millions)
Depreciation	$22.6	$23.6	$32.4
Amortization of goodwill and intangible assets	0.1	9.5	13.0
Amortization of unearned restricted stock	2.3	2.8	3.3
Amortization of deferred income	—	—	(2.2)

	$25.0	$35.9	$46.5

      Other Current Assets and Other Assets: Included in other current assets are notes receivable from certain Company executives of $2.5 million. These amounts include interest and are due in February 2003.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Included in other assets are excess properties held for sale, consisting primarily of land and buildings no longer used in operations. These assets are carried at the lower of cost or fair value less costs to sell. The carrying value of such properties was $17.5 million and $10.1 million as of September 30, 2002 and 2001, respectively. In fiscal 2002 we recorded income from excess properties of $0.7 million, compared to a net loss from excess properties of $0.2 million in fiscal 2001 and income from excess properties of $2.7 million in fiscal 2000. These amounts are included in other income (expense), and consist of net gains on the sales of these properties, adjustments to net realizable value and the carrying costs incurred in the period.

      Goodwill and Other Intangible Assets: In June 2001, the Financial Accounting Standards Board (“FASB”) issued Statements of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for the fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with Statement No. 142. Other intangible assets will continue to be amortized over their useful lives. SFAS No. 141 is effective commencing July 1, 2001, and we elected to adopt SFAS No. 142 as of October 1, 2001. Accordingly, as of October 1, 2001, we no longer amortize goodwill.

      SFAS No. 142 requires that goodwill and intangible assets with indefinite lives be tested for impairment at the reporting unit level at the date of adoption and at least annually thereafter, utilizing a two-step methodology. The initial step requires us to determine the fair value of each reporting unit and of each intangible asset with an indefinite life and compare it to the respective carrying value, including goodwill and other intangible assets, of such unit or of such intangible asset. If the fair value exceeds the carrying value, no impairment loss is recognized. However, if the carrying value of the intangible asset exceeds its fair value, an impairment charge equal to the difference in the values should be recorded. Upon completion of our assessment in the fourth quarter of 2002, we determined that the fair value of our intangible assets with indefinite lives exceeded their carrying values. For goodwill, if the carrying value of the reporting unit exceeds its fair value, the goodwill and/or other intangible assets of this unit may be impaired. The amount, if any, of the impairment would then be measured in a second step. We performed the initial step on our two reporting units — Bath & Plumbing and Rexair — at October 1, 2001 and in the fourth quarter of 2002. The fair values of each reporting unit exceeded the carrying values. Consequently, no impairment was recognized and the second step was not required.

      Our net goodwill balances by reporting unit are as follows:

	At September 30,

	2002	2001

	(In millions)
Bath Products	$103.8	$191.8
Plumbing Products	125.8	34.9

	$229.6	$226.7

      The balances as of September 30, 2002 have been allocated to each reporting unit based on their fair values, as determined by a third party at the time management redefined the business segments (see Note 12). An interim impairment test was performed when the segments were redefined in accordance with SFAS No. 142. No impairment was indicated. The balance as of September 30, 2001 reflects the historical values that had been recorded in each segment prior to the adoption of SFAS No. 142. We will perform its annual test for impairment in the fourth quarter of its fiscal year on its three reporting units –Bath Products, Plumbing Products and Rexair.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Identifiable intangible assets, which are included in the Rexair segment, are comprised of:

	September 30, 2002		September 30, 2001

	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	Amount	Amortization	Amount	Amortization

Amortizable intangible assets	$0.9	$0.1	$0.9	$—
Non-amortizable intangible assets	72.8	—	68.0	—

Total identifiable intangible assets	$73.7	$0.1	$68.9	$—

      Amortizable intangible assets consist of patented technology, which will be amortized over its 10-year useful life. Amortization expense should approximate $0.1 million per year through fiscal 2011. Non-amortizable intangible assets include a trade name and distributor network.

      The following table presents actual results of operations for fiscal 2002 and a reconciliation of reported net income (loss) to adjusted net income (loss) for fiscal 2001 and 2000.

	For the Fiscal Years Ended
	September 30,

	2002	2001	2000

Net income (loss):
Reported income (loss)	$41.6	$(524.6)	$35.6
Add back: Goodwill amortization — after tax	—	12.1	17.7

Adjusted net income (loss)	$41.6	$(512.5)	$53.3

Basic earnings (loss) per share:
Reported net income (loss) per share	$0.56	$(7.09)	$0.44
Add back: Goodwill amortization per share	—	0.16	0.22

Adjusted earnings (loss) per share — basic	$0.56	$(6.93)	$0.66

Diluted earnings (loss) per share:
Reported net income (loss) per share	$0.56	$(7.09)	$0.43
Add back: Goodwill amortization per share	—	0.16	0.21

Adjusted earnings (loss) per share — diluted	$0.56	$(6.93)	$0.64

      Accrued Expenses and Other Current Liabilities: Accrued expenses and other current liabilities consisted of the following:

	At September 30,

	2002	2001

	(In millions)
Compensation related	$21.8	$18.7
Other	106.3	101.4

	$128.1	$120.1

      Fair Value of Financial Instruments: SFAS No. 107, Disclosure about Fair Value of Financial Instruments, requires that we disclose the fair value of our financial instruments when it is practical to estimate. We have determined the estimated fair values of our financial instruments, which are either recognized in our consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts we could realize in a current market exchange.

      Short-term Assets and Liabilities: The fair values of our cash and cash equivalents, trade receivables and accounts payable approximate their carrying values because of their short-term nature.

      Long-term Debt: The fair values of our Senior Notes represent quoted market prices. The fair value of our remaining debt is determined by discounting the cash flows using current interest rates for financial instruments with similar characteristics and maturities. The fair value of our remaining debt approximates its carrying value as of September 30, 2002.

      There were no other significant differences as of September 30, 2002 and September 30, 2001 between the carrying value and fair value of our financial instruments except as disclosed below:

	2002		2001

	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

	(In millions)
7.125% Senior Notes	$249.5	$227.5	$249.1	$180.0
7.25% Senior Notes	124.1	107.5	123.9	82.5

	$373.6	$335.0	$373.0	$262.5

      Revenue Recognition: We recognize revenue when all of the following criteria are met: persuasive evidence of the arrangement exists; delivery has occurred and we have no remaining obligations; prices are fixed or determinable; and collectibility is probable. We make shipments to approved customers based on orders placed. Prices are fixed when the customer places the order. An approved customer is one that has been subjected to our credit evaluation. We record revenue when title passes, which is either at the time of shipment or upon delivery to the customer. The passage of title is dependent on the arrangements made with each customer. Provisions are made for sales returns and allowances at the time of sale. Management uses significant judgment in estimating sales return costs, considering numerous factors such as current overall and industry-specific economic conditions and historical sales return rates. Although we consider our sales return reserves to be adequate and proper, changes in historical customer patterns could require adjustments to the reserves. Historically, however, actual results have not deviated significantly from those previously estimated by management. We also record reductions to our revenues for customer and distributor programs and incentive offerings including special pricing agreements, promotions and other volume-based incentives. We may take actions to increase customer incentive offerings possibly resulting in an incremental reduction of revenue at the time the incentive is offered.

      Accounting Change: In December 1999, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, which, along with other guidance, clarified the SEC’s views on various revenue recognition and reporting matters. As a result, we changed our method of accounting for certain sales transactions. Historically, we recognized revenue upon shipment of products to the customer because, even though some products were shipped FOB destination, we used a common carrier and thus gave up substantially all the risks of ownership. Under the new accounting method adopted retroactive to October 1, 2000, we now recognize revenue when title passes. The net effect of the accounting change was not material to the results for the year ended September 30, 2001. Net sales for the year ended September 30, 2001 includes $3.8 million of net sales that, prior to the accounting change, had been recognized through September 30, 2000. The pro forma amounts, had the new revenue recognition method been applied retroactively to prior periods, were not materially different from the amounts shown in our consolidated statements of income for the year ended September 30, 2000. Therefore, these amounts have not been presented.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Shipping and Handling Fees and Costs: We classify amounts charged to its customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of goods sold.

      Other Expense, Net: Other expense, net consisted of the following:

	For the Fiscal Years Ended
	September 30,

	2002	2001	2000

	(In millions)
Keller Ladder expenses	$5.2	$4.3	$5.7
Financing costs	9.2	23.6	—
Impairment of Strategic Notes	—	45.1	—
Rexair deferred transaction costs	—	17.4	—
LCA spin-off costs	—	8.1	—
Other, net	1.1	(1.3)	(1.0)

	$15.5	$97.2	$4.7

      Keller Ladder expenses are related to continuing obligations associated with our ladder operations disposed of in October 1999. Financing costs relate primarily to obligations associated with our Restructured Facilities and bond offerings. Additional information on the impairment charge related to the Strategic Industries notes, Rexair deferred transaction costs and Lighting Corporation of America spin-off costs can be found in Note 5.

      Advertising Costs: Advertising costs are charged to expense when incurred. Advertising expense totaled $19.2 million, $28.6 million and $32.4 million in 2002, 2001 and 2000, respectively.

      Research and Development Costs: Research and development costs are expensed as incurred. Such amounts totaled $3.9 million, $4.8 million and $5.7 million in 2002, 2001 and 2000, respectively.

      Derivative Financial Instruments: Effective October 1, 2000, we adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. We hedged a portion of our variable-rate debt by entering into an interest rate swap in which we agreed to exchange, at specified intervals, the calculated difference between fixed and variable interest amounts on $90 million of its debt. The swap, which matured on June 30, 2002, was designated as a cash flow hedge of the underlying variable-rate interest payments and was recorded as a current liability in our balance sheet at September 2001. Since an assessment of the hedging relationship revealed that it was 100% effective, the entire unrealized loss, net of tax, was recorded in accumulated other comprehensive income (loss) (“OCI”) within stockholders’ equity. As of September 30, 2001 there was an unrealized loss of $1.4 million in OCI related to this contract, which was recognized as additional interest expense during fiscal 2002.

      Comprehensive Income (Loss): Comprehensive income (loss) represents the change in stockholders’ equity from transactions and other events and circumstances arising from non-stockholder sources. Our comprehensive income (loss) for 2002, 2001 and 2000 consisted of net income (loss), foreign currency translation adjustments, minimum pension liability adjustments and unrealized gains and losses on derivatives established as cash flow hedges, net of applicable income taxes.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Components of Accumulated other comprehensive income (loss) consist of the following:

				Accumulated
			Minimum	Other
	Foreign	Fair Value	Pension	Comprehensive
	Currency	of Derivatives	Liability	Income
	Translation	Adjustment	Adjustment(1)	(Loss)

	(In millions)
September 30, 1999	$(23.2)	$—	$(3.7)	$(26.9)
Fiscal 2000 change	(19.4)	—	1.3	(18.1)

September 30, 2000	(42.6)	—	(2.4)	(45.0)
Fiscal 2001 change	14.2	(1.4)	1.4	14.2

September 30, 2001	(28.4)	(1.4)	(1.0)	(30.8)
Fiscal 2002 change	3.4	1.4	(13.1)	(8.3)

September 30, 2002	$(25.0)	$—	$(14.1)	$(39.1)

(1)	The minimum pension liability adjustment is net of an estimated tax benefit of $7.6 million, $0.5 million and $1.3 million at September 2002, 2001 and 2000, respectively.

      Income (Loss) Per Share: Basic net income (loss) per share is based on the weighted average number of shares outstanding during each period, excluding the weighted average of restricted shares outstanding during each period (See Note 9). Diluted earnings per share further assumes that, under the treasury stock method, any dilutive stock options are exercised, restricted stock awards are vested and any other dilutive equity instruments are converted.

      The information required to compute basic and diluted net income (loss) per share is as follows:

	For the Fiscal Years
	Ended September 30,

	2002	2001	2000

	(In millions)
Basic weighted average number of common shares outstanding	73.8	74.0	81.4

Shares issued upon assumed exercise of dilutive stock options	—	—	0.4
Shares issued upon assumed vesting of restricted stock	—	—	0.7
Shares issued upon assumed conversion of equity instrument contract	—	—	0.5

Diluted weighted average number of common shares outstanding	73.8	74.0	83.0

      Options to purchase 4.7 million, 6.1 million and 2.4 million shares in the years ended September 30, 2002, 2001 and 2000, respectively, were not included in the computation of earnings per share because the exercise prices of these options exceeded the average market price of the common shares. The effect of assuming that 1.0 million shares of restricted stock vested in 2001 was also excluded from the computation of diluted earnings per share because the effect would have been anti-dilutive.

      New Accounting Pronouncements: In June 2001, the FASB issued Statement of Financial Accounting Standard (“Statement”) No. 143, Accounting for Asset Retirement Obligations, which is effective for fiscal years beginning after June 15, 2002. The Statement requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. We will adopt the new rules on asset

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

retirement obligations on October 1, 2002. Application of the new rules is not expected to have a significant impact on our financial position or results of operations.

      In August 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supercedes Statement No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of, and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations for a Disposal of a Segment of a Business. Statement No. 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. We expect to adopt the new rules as of October 1, 2002, and we do not expect the adoption of the Statement to have a significant impact on our financial position and results of operations.

      In April 2002, the FASB issued Statement No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Correction. This Statement eliminates extraordinary accounting treatment for reporting gain or loss on debt extinguishment, and amends other existing authoritative pronouncements to make various technical corrections, clarifies meanings, or describes their applicability under changed conditions. The provisions of this Statement will be effective for the Company October 1, 2002; however, early application of the Statement is encouraged. Debt extinguishments reported as extraordinary items prior to scheduled or early adoption of this Statement would be reclassified following adoption. We do not anticipate a significant impact on our cash flows or results of operations as a result of adopting this Statement.

      In June 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that we record costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management’s commitment to an exit plan, which is generally before an actual liability has been incurred. We are required to adopt this Statement on October 1, 2002. We do not expect the adoption of this Statement to have a material affect on our cash flows or the results of our operations.

Note 3 — Acquisitions and Dispositions of Businesses

Acquisition of Businesses

      In connection with the sale to Strategic Industries in March 2000 of a 75% interest in Rexair (see Disposition of Businesses below), we guaranteed Rexair’s $200 million credit facility. This guarantee required us to maintain certain credit rating levels. In response to a downgrade of our credit ratings in March 2001, we obtained waivers of the ratings default from Rexair’s lenders while we pursued the reacquisition of Rexair from Strategic Industries and the restructuring of our debt. On August 15, 2001, we reacquired the 75% equity interest in Rexair previously sold to Strategic Industries. The purchase consideration included the return to Strategic Industries of $27.4 million in face value of Strategic Industries notes and the assumption of borrowings outstanding under Rexair’s $200 million credit facility. In connection with the reacquisition, we reduced the reacquired basis in Rexair by the amount of its previously deferred gain and reclassified its retained 25% share of Rexair’s net liabilities from other long-term liabilities. The allocation of the purchase consideration, including the deferred gain and the carrying value of the retained liabilities, to the assets acquired and liabilities assumed resulted in intangible assets of approximately $73.7 million, the majority of which have indefinite lives and will not be amortized. We expensed $17.4 million of deferred transaction costs associated with the March 2000 sale of Rexair. The results of Rexair have been included in the Rexair segment from the date of acquisition. We accounted for Rexair under the equity method of accounting during the time period from March 24, 2000 to August 15, 2001 when we held only a 25% interest.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In June 2000, upon expiration of the contingency period related to the December 1997 acquisition of Spear & Jackson, we made additional cash payments totaling $71.4 million to the former owners of Spear & Jackson. We were required to pay $36.0 million because our stock price fell below a guaranteed minimum as defined in the acquisition agreement. This amount was recorded as an adjustment to paid-in capital as it was based upon the market price of our stock. The remaining $35.4 million payment was made in satisfaction of additional contingent consideration based on other criteria set forth in the purchase agreement. This amount was recorded as additional goodwill. In September 2002, we sold Spear & Jackson as part of our Disposal Plan (see Note 4).

Disposition of Businesses (excluding Disposals of Discontinued Operations)

      In November 2000, we sold our European HVAC business for proceeds of $7.5 million, which approximated its carrying value.

      On March 24, 2000, we disposed of a majority equity interest in our Diversified segment in two separate transactions. In the first transaction, we disposed of the following subsidiaries: Atech Turbine Components, Inc.; Bearing Inspection, Inc.; BiltBest Products, Inc.; EJ Footwear Corp. (including Georgia Boot Inc. and Lehigh Safety Shoe Co.); Garden State Tanning Inc.; Huron Inc.; Jade Holdings Pte Ltd (including Jade Technologies Singapore Ltd and FSM Europe B.B.); Leon Plastics Inc.; Native Textiles Inc. and SCF Industries, Inc. We received gross cash proceeds of approximately $203.4 million, retained a preferred equity interest in the buyer, Strategic Industries, having a stated value of approximately $19.5 million, retained a common equity interest in Strategic Industries of 17.7% and received approximately $209.0 million aggregate principal amount of 12% (12.5% effective August 18, 2000) senior notes (the “Strategic Notes”) due 2007. In addition, Strategic Industries assumed approximately $7.9 million of existing bank debt. As a result of its disposal of the Diversified businesses, we recorded a pre-tax gain of $38.4 million.

      In the second transaction, Rexair sold newly issued shares to Strategic Industries representing, after issuance, 75% of the equity interest in Rexair. We received approximately $195.0 million in cash and retained a 25% direct equity interest in Rexair. In addition, we guaranteed Rexair’s $200 million credit facility. In connection with the Rexair transaction, we recorded a liability of $82.2 million, related to the retained 25% share of Rexair’s net liabilities and a deferred gain, which together with the deferral of the related transaction costs, were to be deferred until the release of our guarantee of Rexair’s credit facility. On August 15, 2001, we reacquired Rexair from Strategic Industries in exchange for $27.4 million in face value of the Strategic Industries Notes. Accordingly, we retained 25% share of Rexair’s net liabilities reduced the reacquired basis in Rexair (see Acquisition of Businesses above).

      In August 2000, we sold $25.0 million of the Strategic Industries Notes, approximately $1.8 million of the stated value of its preferred equity interest in Strategic Industries and approximately 1.9% of its common equity interest in Strategic Industries. This transaction resulted in a pre-tax gain of $0.9 million. In January 2002, we sold our remaining preferred equity interest in Strategic Industries having a stated value of approximately $18 million, its 15.8% common equity interest and its Strategic Notes with a face value of $156.9 million back to Strategic Industries for net proceeds of $105.9 million.

      In the second quarter of fiscal 2000, we sold the fire protection businesses. The cash consideration paid for these businesses totaled approximately $23.0 million, which approximated their carrying value.

      During the first quarter of fiscal 2000, we disposed of assets relating to our ladder operations and the infant and children footwear operation. The total proceeds of these separate transactions were $18.0 million, which approximated their carrying values. We have retained certain product liabilities of the ladder operations for which $12.3 million has been accrued at September 30, 2002.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4 — Discontinued Operations

      In February 2003, the Board of Directors approved the disposal of the swimming pool, pool equipment, hearth and water systems businesses. In connection with the disposal plans we recorded a charge of $39.9 million, which represents the difference between the historical net carrying value (including allocated goodwill) and the estimated net realizable value of the net assets of these businesses less costs to sell (see Note 2). The assets and liabilities of the discontinued businesses are included in assets held for sale and liabilities associated with assets held for sale, respectively. Following the allocation of goodwill to the businesses to be disposed of, we performed an interim impairment test in accordance with SFAS No 142 for the remaining portion of the Bath & Plumbing reporting unit. No impairment was indicated. These operations were previously included in the previously defined Bath & Plumbing segment. The operating results of these businesses are now included in income (loss) from discontinued operations for all periods presented, in accordance with Statement of Financial Accounting Standards No. 144.

      In May 2003 the Company completed the sale of its swimming pool and pool equipment businesses to Polyair Inter Pack Inc. The sales price was approximately $41.2 million, subject to post closing adjustments.

      On December 28, 2001, the Board of Directors approved a formal Disposal Plan for five businesses in connection with our obligation to pay debt amortization as set forth in the restructured debt agreements. In connection with the Disposal Plan, we incurred a charge of $232.6 million, net of tax, in fiscal 2001, which represented the difference between the historical net carrying value and the estimated net realizable value of the five businesses — Ames True Temper, Selkirk, Lighting Corporation of America, Spear & Jackson and SiTeco Lighting. In fiscal 2002, we recorded income from discontinued operations of $7.8 million, as it re-evaluated the estimated loss on disposal of its discontinued operations. The discontinued businesses previously comprised our Lawn & Garden and Lighting segments. The net assets of the discontinued businesses are included in assets held for sale and liabilities associated with assets held for sale in all periods presented. We completed the sale of Ames True Temper in January 2002, Lighting Corporation of America in April 2002, Selkirk in June 2002 and Spear & Jackson in September 2002. In October 2002, we completed the sale of SiTeco Lighting. The operating results of these businesses were classified as discontinued operations in 2001 and 2000 and, in accordance with APB No. 30, their estimated fiscal 2002 operating income was included in our expected loss on disposal of $232.6 million which was recorded in September 2001 and adjusted in fiscal 2002.

      Summarized results of all the discontinued businesses are as follows (in millions):

	For the Fiscal Years Ended
	September 30,

	2002	2001	2000

Net sales	$807.3	$1,460.3	$1,542.9
Operating income (loss)	34.7	(51.2)	16.0
Income (loss) from discontinued operations before income taxes	33.7	(61.2)	14.3

      Included in operating income (loss) in fiscal 2001 and 2000 are goodwill impairment charges totaling $121.4 million and $84.0 million, respectively. These goodwill impairment charges resulted from an evaluation of the recoverability of goodwill performed by us based on a fair value methodology. The impairment charges were recorded as part of continuing operations before the approval of the Disposal Plan and were reclassified into discontinued operations after the approval of the Disposal Plan.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The major classes of assets and liabilities classified as held for sale are as follows (in millions):

	At September 30,

	2002	2001

Cash	$16.7	$—
Trade receivables, net	65.7	250.1
Inventories	52.8	289.0
Other current assets	5.5	10.0
Property, plant and equipment, net	63.5	147.9
Other assets	14.3	52.2
Goodwill	19.3	58.3

Assets held for sale	$237.8	$807.5

Notes payable	$—	$2.3
Trade accounts payable	16.1	88.0
Other current liabilities	28.3	97.3
Other liabilities	34.2	70.3

Liabilities associated with assets held for sale	$78.6	$257.9

Note 5 —	Impairment, Restructuring and Other Charges

Goodwill Impairment Charges

      Operating results at a number of our subsidiaries declined during 2001. In the third quarter of 2001, we evaluated the recoverability of the goodwill of these subsidiaries based on a fair value methodology. This evaluation indicated that the carrying value of the goodwill of certain of its subsidiaries was impaired. As a result, we recorded goodwill impairment charges totaling $100.2 million in the Bath segment in fiscal 2001.

      In fiscal 2000, we conducted a strategic review of certain operations in the Plumbing Products segment. Upon completion of our review, we decided to dispose of its European HVAC operations and to exit three product lines at its U.S. Brass operations. In reaching this decision, we considered the profitability of these operations, the fact that we were not a market leader in these businesses and the fact that significant investment would be required in order to make these businesses competitive with no assurance of a reasonable return on such investment. As a result of this decision, we recorded goodwill impairment charges totaling $24.1 million related to our European HVAC operations and $1.4 million related to its U.S. Brass operations. Other charges recorded in conjunction with this decision are discussed below.

Restructuring and Other Charges

      In the latter half of 2002, we recorded restructuring charges of $7.2 million, which included $3.4 million associated with a lease obligation, $3.1 million in severance charges and $0.7 million to increase the reserve related to the discontinued U.S. Brass product lines. Operating income in the Bath Products and Plumbing Products segments include $2.5 million and $4.7 million of these charges, respectively. The $3.4 million lease charge related to a revised estimate on the lease obligation associated with the decision to close the Zurn corporate office in January 2000 (see below). In estimating our lease obligation, we assumed that we would be able to sublease sections of the building over the course of the lease. Due to the current real estate conditions in that market, we have not been able to sublease the office

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

space. The severance charges relate to the elimination of the executive layer of management within the Bath & Plumbing segment and recent Jacuzzi management changes, which resulted in the termination of four employees. These charges consist of $2.3 million in cash related charges, which we expect to pay within the next twelve months and $0.8 million in non-cash related charges associated with the accelerated vesting of restricted stock. The reserve related to the U.S. Brass product lines discontinued in fiscal 2000 was increased largely due to an increase in the amount of estimated product liability and warranty claims related to those products.

      In September 2000, our Plumbing Products segment announced to its employees and to the marketplace that U.S. Brass was exiting its Valley line of faucets, Eastman line of connectors and Sanitary Dash line of under-the-sink pipes. Accordingly, in 2000, we recorded restructuring and other charges of $19.4 million, which consists of severance and commitment costs of $3.4 million, inventory related charges of $16.0 million ($13.9 million recorded in cost of goods sold and $2.1 million recorded in selling, general and administrative expenses). We also recorded other charges of $4.8 million in 2001 consisting primarily of accelerated depreciation on machinery that was used to complete the remaining in-process inventory. Our decision to exit these three product lines required the closure of two manufacturing facilities in Abilene and Plano, Texas and the termination of approximately 335 employees.

      We recorded restructuring and other charges of $21.7 million in 2000 related to our decision to dispose of its European HVAC operations (see Goodwill Impairment Charges). These charges consisted of $18.2 million in fixed asset impairments and $3.5 million in inventory-related charges (recorded in Cost of Goods Sold). The European HVAC operation was subsequently sold in November 2000 (See Acquisition and Disposition of Businesses and Discontinued Operations).

      In January 2000, a decision was made to close the former Zurn corporate office in Dallas, Texas which resulted in the termination of 30 employees. We recorded a restructuring charge in fiscal 2000 of $13.1 million relating to this decision, which included severance costs of $1.9 million, lease costs of $9.1 million for a lease expiring November 2007 and write-offs of $2.1 million relating to leasehold improvements and other fixed assets.

      The principal components of impairment and restructuring charges recorded for continuing operations are:

	2002	2001	2000

	(In millions)
Impairment of goodwill	$—	$100.2	$25.5
Lease obligations, impairment of equipment and other	4.1	—	29.6
Severance and related costs	3.1	—	5.1

Total	$7.2	$100.2	$60.2

Cash charges	$6.4	$—	$16.4
Non-cash charges	0.8	100.2	43.8

Total	$7.2	$100.2	$60.2

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As of September 30, 2002, we had remaining accruals of $9.4 million for restructuring costs. The activity in the restructuring liability accounts by cost category is as follows:

	Lease and
	Contract	Severance
	Related	and Related	Total
	Costs	Costs	Costs

	(In millions)
Balance at September 30, 2000	$10.1	$4.9	$15.0
2001 activity:
Cash payments	(3.3)	(1.6)	(4.9)
Reserves of divested businesses	—	(3.0)	(3.0)

Balance at September 30, 2001	6.8	0.3	7.1
2002 activity:
Fiscal 2002 charges	4.1	2.3	6.4
Cash payments	(2.1)	(2.0)	(4.1)

Balance at September 30, 2002	$8.8	$0.6	$9.4

      Approximately $2.2 million of the reserves are included in the balance sheet caption “Accrued expenses and other current liabilities,” while the remaining $7.2 million are recorded in the balance sheet caption “Other liabilities.” We expect the remaining accruals to be paid with cash over the periods provided by the severance and lease agreements of one and five years, respectively.

Other

      In 2001, we incurred $8.1 million for professional fees associated with the previously planned spin-off of the LCA Group; recorded charges of $45.1 million to reflect the Strategic Industries Notes at their net realizable value; expensed $17.4 million in deferred transaction costs previously incurred as part of the original sale of Rexair; and incurred $6.7 million in advisory and other related costs associated with our debt restructuring executed on August 15, 2001. During 2002, we sold the Strategic Industries Notes together with its equity interest in Strategic Industries for net proceeds of $105.9 million, which approximated their carrying value. In 2000, we recorded $0.9 million in charges related to the abandoned sale of the LCA Group. All of these costs have been classified as “Other expenses” in the consolidated statement of operations.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 6 — Long-Term Debt

      Long-term debt consisted of the following:

	At September 30,

	2002	2001

	(In millions)
7.125% Senior Notes, net	$249.5	$249.1
7.25% Senior Notes, net	124.1	123.9
Restructured Facilities, Rexair	92.8	166.2
Restructured Facilities, U.S. Industries	317.5	665.3
Other long-term debt	8.9	10.3

	792.8	1,214.8
Less current maturities	(275.9)	(436.5)

Long-term debt	$516.9	$778.3

      Current maturities include payments made subsequent to September 30, 2002 as part of the exchange of Senior Notes and the sale of SiTeco discussed further below.

      Principal reductions of senior debt and other borrowings for the next five years ended September 30 and thereafter are as follows (amounts due for the Senior Notes are net of their related escrow deposits):

(In millions)

2003	$275.9
2004	13.1
2005	296.5
2006	134.4
2007	71.1
Thereafter	1.8

$792.8

      In October 1998, USI and USI American Holdings, Inc. (“USIAH”), issued $250.0 million aggregate principal amount of Senior Notes due October 15, 2003, which bear interest at 7.125%, payable semiannually (“7.125% Notes”). The net cash proceeds were $247.7 million after transaction fees and discounts. A supplemental indenture was later executed adding USI Global Corporation (“USI Global”), a wholly owned subsidiary of USI, as a co-obligor under the 7.125% Notes. On September 9, 2002, we commenced an Exchange Offer to exchange cash and notes with an interest rate of 11.25% payable December 31, 2005 (the “New Notes”) for all outstanding 7.125% Notes due October 2003. In connection with the Exchange Offer, we also solicited consents from a majority of the 7.125% Note holders to a proposed amendment to the indenture under which the 7.125% Notes were issued so that the cash deposited into a cash collateral account from the sales of the non-core assets that is proportionally allocable to tendering holders may be used to pay the cash consideration in the Exchange Offer (“Consent Solicitation”).

      On November 4, 2002, we announced that we had accepted for payment all 7.125% Notes validly tendered in the exchange offer. Approximately $238.2 million or 95% of the 7.125% Notes were tendered for exchange. Note holders who tendered their 7.125% Notes received an amount of cash and principal amount of New Notes that together equaled the principal amount of the 7.125% Notes tendered. The transaction resulted in $104.8 million paid to the note holders from the 7.125% Notes escrow account,

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

New Notes issued of $133.4 million and a balance remaining in 7.125% Notes of $11.8 million. The other terms of the New Notes are substantially similar to the 7.125% Notes. A consent payment of $15 per $1,000 principal amount of the New Notes issued was paid out of our general working capital to all holders who delivered their consents on or prior to the consent date, resulting in an additional payment to tendering note holders of approximately $2.0 million.

      In fiscal 1997, USIAH issued $125.0 million aggregate principal amount of Senior Notes due December 1, 2006, which bear interest at 7.25%, payable semiannually (“7.25% Notes”). The net cash proceeds were $123.0 million after transaction fees and discounts. A supplemental indenture was later executed adding USI and USI Global as co-obligors with USIAH under the 7.25% Notes. On October 24, 2002, we commenced an offer to purchase up to $54.8 million in aggregate principal amount of the outstanding 2006 Notes. On November 7, 2002, we announced that we received tenders, and related consents, from a majority of the holders of our outstanding 7.25% Notes. An amount just shy of 100% or $125.0 million of the 7.25% Notes was tendered for exchange. The transaction resulted in $54.8 million paid to the note holders from the 7.25% Notes escrow account.

      The 7.25% Notes, 7.125% Notes and New Notes (collectively, the “Senior Notes”) are guaranteed by USI Atlantic. The 7.25% and 7.125% Senior Notes are redeemable at the option of us, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed, discounted at a rate based on the yield to maturity of the comparable U.S. Government securities plus a spread (10 basis points for the 7.25% Notes and 50 basis points for the 7.125% Notes) plus, in each case, accrued interest to the date of redemption. The New Notes are redeemable without premium or penalty using the New Notes escrow account or otherwise at 103% if redeemed from the issue date to, but not including, the first anniversary of issuance, 102% thereafter through December 30, 2004 and 101% from December 31, 2004 to, but not including, the maturity date. Certain restrictions on dividends and the purchase of common stock for treasury contained in the indenture for the 7.25% Notes were eliminated in August 1998 based upon our credit rating at that time. The 7.125% Notes and New Notes were issued without such restriction; however, the Restructured Facilities (discussed below) contain restrictions on dividends as well as the purchase of common stock for treasury. The security interests granted to the holders of the Senior Notes as a result of the Restructured Facilities are discussed in more detail below.

      During fiscal 2001, we had a $300 million 364-day credit facility (the “Credit Facility”) scheduled to expire on October 26, 2001. We also had a five-year revolving line of credit providing for borrowings in both U.S. dollars and foreign currencies and letters of credit, which had original availability of $500 million (the “Credit Agreement”), scheduled to terminate on December 12, 2001. The Credit Facility and Credit Agreement (together, the “Revolving Facilities”) were restructured on August 15, 2001. We completed the re-acquisition of Rexair and restructured the Rexair Credit Facilities on the same date. The amended facilities (including the Rexair Credit Facility, the “Restructured Facilities”) extended the final maturity date of the debt under the Revolving Facilities to November 30, 2002, which coincided with the final maturity of the Rexair Credit Facility. On October 21, 2002, we announced that we obtained an amendment to Restructured Facilities, providing for an extension of the maturity date to October 2004 (see further below for more details on the amended facilities).

      The Restructured Facilities originally provided for an increase in availability under the five-year Credit Agreement from $500 million to $830 million, availability under the Rexair Credit Facility of $195 million (reduced by $5 million in May 2002), the termination of the multi-currency borrowing feature under the five-year Credit Agreement, the elimination of the 364-day Credit Facility and scheduled permanent reductions of the senior debt (a combination of the Restructured Facilities, the Senior Notes and other defined obligations). The required cumulative permanent principal reductions of the senior debt

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

were scheduled at $75 million, $200 million, $450 million and $600 million during the periods ending December 31, 2001; March 31, 2002; June 30, 2002 and October 15, 2002, respectively.

      On December 21, 2001, we obtained a waiver from its lenders under the Restructured Facilities that permitted us to satisfy the remaining balance of the December 31, 2001 $75 million reduction through a permanent reduction of the unfunded commitments under the Restructured Facilities, to the extent not satisfied through cash flow or asset sale proceeds. Under the terms of the waiver, the permanent reduction resulting from the sale of Ames True Temper was reduced by the amount of the unfunded commitment (approximately $58 million) used to satisfy the December 31, 2001 amortization. In October 2002, we obtained a similar waiver from its lenders to satisfy the remaining balance of the October 15, 2002 reduction (approximately $27 million), through a reduction of the unfunded commitments. With the sale of SiTeco on October 18, 2002, this portion of the unfunded commitment was restored. On June 30, 2002, we obtained an amendment to the Rexair Credit Facility which contained, among other things, revised ratios for interest coverage and consolidated leverage as well as revised minimum EBITDA covenants.

      Under the Restructured Facilities, substantially all proceeds from the sale of assets are required to be applied to reduce the funded and unfunded senior debt, on a pro rata basis. The senior debt includes the Senior Notes in those cases when we or any subsidiary subject to the Senior Notes’ covenants completes an asset sale. Proceeds allocable to the Senior Notes and other defined obligations are required to be deposited in cash collateral accounts for the benefit of the relevant holders; any claims of the lenders of the Restructured Facilities to amounts on deposit in the cash collateral accounts are subordinated to the claims of the relevant holders, including the payment in full of their Senior Notes and other obligations. Any reductions of senior debt with asset sale proceeds are credited dollar-for-dollar towards the scheduled permanent principal reductions. Below is a summary of significant asset sales completed in fiscal 2002.

			Estimated	Deposited	Reduction of
	Transaction	Gross	Transaction and	in Escrow	Restructured
	Date	Proceeds	Other Costs(1)	Accounts	Facilities

Ames True Temper	1/14/2002	$165.0	$21.9	$44.1	$99.0
Strategic Notes	1/16/2002	107.6	1.7	31.9	74.0
Lighting Corporation of America	4/26/2002	250.0	39.8	64.3	145.9
Selkirk	6/24/2002	40.0	5.1	7.1	27.8

(1)	Estimated transaction and other costs include working capital adjustments and escrows for future liabilities. Approximately $24.3 million of these costs are still outstanding as of September 30, 2002 ($15.8 million in current liabilities and $8.5 million in long-term liabilities).

      On September 6, 2002, we sold substantially all of the assets of Spear & Jackson to MegaPro Tools, Inc. (“MegaPro”). Net proceeds consisted of notes from the buyer and an equity interest in the common shares of the buyer. We are subject to restrictions on the voting and disposition of these shares and have no involvement in the continuing management or operations of MegaPro. The investment was recorded at its fair value at the date of acquisition based on an independent valuation.

      On October 18, 2002, we completed the sale of SiTeco to funds advised by JPMorgan Partners, the private equity arm of JPMorgan Chase & Company. Net proceeds of approximately $103.8 million were applied to reduce the funded and unfunded senior debt, including $34.0 million deposited into escrow accounts for the benefit of the holders of the Senior Notes and certain other creditors.

      Also in October 2002, the Restructured Facilities were amended, extending the maturity of the facilities to October 4, 2004. The amended Restructured Facilities decrease the availability for USI borrowings (excluding Rexair, the “USI Facility”) to $365 million, which consists of a $250 million term

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

loan and $115 million revolving facility. Availability on the Rexair portion of the facilities was reduced to $90 million, which includes a $75 million term loan and $15 million revolver. Required cumulative permanent reductions of the USI Facility are scheduled on July 31, 2003 and August 31, 2004 for $20 million and $50 million, respectively. The Rexair Facility requires cumulative permanent reductions of $2 million per quarter in fiscal 2003 and $3 million for each of the first three quarters of 2004.

      The Restructured Facilities require that we maintain a minimum monthly EBITDA, as defined; comply with maximum monthly capital expenditure limits; maintain minimum availability (as defined) of no less than $25 million and comply with other customary affirmative and negative covenants. In addition, the amended Rexair Credit Facility requires that excess cash generated by Rexair be segregated from excess cash generated by the remainder of the operations and used only to reduce the debt outstanding on the Rexair Credit Facility. The Senior Notes and the Restructured Facilities contain cross-default and cross-acceleration provisions.

      The Restructured Facilities provide for increasing interest rates over the remaining term. The spread over London Interbank Offered Rate (“LIBOR”) was 275 basis points until December 31, 2001, after which the spread increased by 50 basis points each quarter thereafter through December 2002. With the amendment in October 2002, the interest rate increases to 675 basis points over LIBOR from December 2002 through June 2003. Beginning July 2003 the spread will increase by 50 basis points on the first day of each quarter through the maturity date. The Restructured Facilities also provide for several new fees including an unused commitment fee of 0.50% (which increases to 0.75% with the October 2002 amendment) and a facing fee on all outstanding letters of credit of 0.25% per annum. Interest paid was $77.2 million, $87.2 million and $84.6 million for fiscal 2002, 2001 and 2000, respectively.

      The lenders of the Revolving Facilities were granted on April 30, 2001 security interests in substantially all of our assets and our domestic subsidiaries, including shares of our domestic subsidiaries and 65% of the shares of certain of our foreign subsidiaries. As a result of having the Revolving Facilities secured, the Rexair Guarantee became secured with certain assets. In addition, the Senior Notes also became equally and ratably secured with the Revolving Facilities and the Rexair Guarantee with respect to our assets and our subsidiaries that are subject to the covenant restrictions under the Senior Notes. The covenants contained in the indentures under which the Senior Notes were issued apply to us and any domestic subsidiary that is a “significant subsidiary” (within the meaning of rule 1-02(w) of Regulation S-X promulgated under the Securities and Exchange Act of 1934 or any successor provision). In accordance with the Rule, the determination that a subsidiary is a “significant subsidiary” is made on a consolidated basis, taking into account such subsidiary and all of its consolidated subsidiaries. Those subsidiaries identified as significant subsidiaries at September 30, 2002 include USI Atlantic Corp., USI American Holdings, Inc., USI Global Corp., JUSI Holdings, Inc., Jacuzzi, Inc. and Zurn Industries, Inc. (“Zurn”). After considering the equal and ratable security interest of the Senior Notes, separate financial statements for USI Atlantic Corp.; USI American Holdings, Inc.; USI Global Corp. and JUSI Holdings, Inc. are included elsewhere in this annual report. A significant subsidiary may itself have one or more subsidiaries that, when looked at on a consolidated basis, do not constitute “significant subsidiaries” under the Rule. As a result, these subsidiaries, on a stand-alone basis, are not subject to the covenant restrictions under the Senior Notes, and no portion of the proceeds of assets sales completed by these subsidiaries would be allocable to the Senior Notes.

      The security interests that were granted to the lenders of the Revolving Facilities on April 30, 2001 remain in place under the Restructured Facilities, as do the arrangements to equally and ratably secure the Rexair Guaranty and to equally and ratably secure the Senior Notes with certain assets. In addition, certain domestic and foreign subsidiaries that are not subject to the Senior Notes’ covenant restrictions have guaranteed the Restructured Facilities. Under the Restructured Facilities, the Company also agreed

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

to provide the lenders with security interest in the shares and assets of certain of the Company’s foreign subsidiaries.

      Below is a pro forma summary of our new debt structure after considering the exchange offerings on the Senior Notes, the proceeds received on the sale of SiTeco and the amendment to the Restructured Facilities.

		Pro Forma
	As of	As of
	Sep. 30, 2002	Sep. 30, 2002

	(In millions)
Notes Payable	$15.3	$15.3
7.125% Senior Notes due fiscal 2004	249.5	11.8
7.25% Senior Notes due fiscal 2007	124.1	69.8
11.25% Senior Notes due fiscal 2006	—	133.1
Restructured Facilities, Rexair	92.8	78.8
Restructured Facilities, U.S. Industries	317.5	245.7
Other long-term debt	8.9	8.9

	808.1	563.4
Less escrow for Senior Notes	(134.1)	(4.9)

Net debt outstanding	$674.0	$558.5

      At November 23, 2002, we had approximately $355.0 million committed under the USI Facility, of which approximately $261.2 million had been utilized and the balance of $93.8 million was available. Also as of November 23, 2001, $14.3 million was available for borrowing solely by Rexair under the Rexair Credit Facility. These amounts are net of letters of credit outstanding of $15.1 million. We also had letters of credit outstanding with other financial institutions totaling $28.6 million as of November 23, 2002.

Note 7 — Pension and Retirement Plans

Domestic Benefit Arrangements

      We and our subsidiaries sponsor a number of non-contributory defined benefit pension plans covering the majority of our United States employees. The benefits under these plans are based primarily on years of credited service and/or compensation as defined under the respective plan provisions. Our funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as we may determine to be appropriate from time to time.

      We and certain of our subsidiaries also sponsor defined contribution plans. Contributions relating to defined contribution plans are made based upon the respective plans’ provisions.

      Additionally, we provide health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of its costs. These are presented as other benefits in the tables that follow.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The assumptions and the net periodic pension income for our defined benefit plans, as well as the total contributions charged to pension expense for the defined contribution plans covering employees in the United States are presented below:

	2002	2001	2000	2002	2001	2000

Assumptions:
Discount rate	6.75%	7.50%	8.00%	6.75%	7.50%	8.00%
Rate of compensation increases	3.25%	4.50%	4.50%	—	—	—
Expected rate of return on assets	8.75%	9.50%	9.50%	—	—	—

      The components of net periodic (income) cost are presented below:

	Pension Benefits			Other Benefits

	2002	2001	2000	2002	2001	2000

	(In millions)
Defined benefit plans:
Service cost	$8.5	$9.4	$11.5	$0.3	$0.3	$0.5
Interest cost	19.1	20.4	24.5	2.5	2.3	3.2
Expected return on plan assets	(40.8)	(46.4)	(47.7)	—	—	—
Prior service cost	1.0	1.5	1.5	(0.1)	—	—
Amortization of unrecognized transition asset	—	(0.1)	(1.1)	—	—	—
Net actuarial gain	(1.9)	(4.6)	(3.7)	(1.3)	(1.9)	(0.7)
Curtailments/settlements	58.3	—	(20.4)	—	—	—

Periodic (income) cost of defined benefit plans	44.2	(19.8)	(35.4)	1.4	0.7	3.0
Net reclassification adjustment for discontinued operations	(56.0)	7.4	0.8	—	—	—

Net periodic (income) cost:
Defined benefit plans	(11.8)	(12.4)	(34.6)	1.4	0.7	3.0
Defined contribution plans	0.9	1.0	2.0	—	—	—

Net periodic (income) cost	$(10.9)	$(11.4)	$(32.6)	$1.4	$0.7	$3.0

      Included in the fiscal year 2000 curtailment gain of $20.4 million is $19.6 million related to the sale of the Diversified businesses and is included in the statement of operations caption “Gain on sale of businesses.”

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of the defined benefit pension and postretirement benefit plans to the amounts recorded in the balance sheet at September 30:

	Pension Benefits		Other Benefits

	2002	2001	2002	2001

	(In millions)
Change in projected benefit obligation:
Benefit obligation at beginning of year	$308.4	$261.8	$34.7	$40.6
Service cost	8.5	9.4	0.3	0.3
Interest cost	19.2	20.4	2.5	2.3
Plan amendments	5.3	—	—	—
Actuarial (gains) losses	22.7	21.3	12.5	(5.7)
Benefits paid	(18.4)	(20.2)	(4.7)	(4.3)
Acquisitions (divestitures)	(78.5)	15.7	—	1.5

Benefit obligation at end of year	$267.2	$308.4	$45.3	$34.7

Change in fair value of plan assets:
Fair value of plan assets at beginning of year	$454.5	$514.0	$—	$—
Actual return on plan assets	(18.8)	(54.1)	—	—
Contributions	2.0	2.6	4.7	4.3
Benefits paid	(18.4)	(20.2)	(4.7)	(4.3)
Acquisitions (divestitures)	(119.4)	12.2	—	—

Fair value of plan assets at end of year	299.9	454.5	—	—

Funded status of plans:
Plan assets in excess of (less than) projected benefit obligation	$32.7	$146.1	$(45.3)	$(34.7)
Unrecognized net actuarial losses (gains)	87.7	9.8	3.7	(10.0)
Unrecognized prior service cost	5.4	12.1	(0.1)	(0.2)

Total recognized	$125.8	$168.0	$(41.7)	$(44.9)

Amounts recorded in the balance sheet:
Prepaid benefits	$139.2	$181.1	$—	$—
Accrued benefits	(19.7)	(15.1)	(41.7)	(44.9)
Intangible assets	1.2	0.5	—	—
Accumulated other comprehensive income	5.1	1.5	—	—

Total recognized	125.8	168.0	(41.7)	(44.9)
Net reclassification adjustment for discontinued operations	(4.3)	(35.1)	—	—

Total recorded in the consolidated balance sheet	$121.5	$132.9	$(41.7)	$(44.9)

      The aggregate projected benefit obligation and the aggregate fair value of plan assets, for the plans that have a projected benefit obligation in excess of plan assets, are $33.3 million and $10.3 million, respectively, in 2002 and $29.1 million and $11.7 million, respectively, in 2001.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The aggregate accumulated benefit obligation and the aggregate fair value of plan assets, for the plans that have an accumulated benefit obligation in excess of plan assets, are $29.8 million and $10.3 million, respectively, in 2002 and $25.6 million and $11.7 million, respectively, in 2001.

      The assets for the U.S. plans are included in a master trust which principally invests in listed stocks and bonds, including common stock. At both September 30, 2002 and 2001, 1,333,100 shares of the common stock, representing $3.1 million of the master trust’s assets, were included in plan assets. During fiscal 2001, $0.1 million in dividends were paid to the master trust.

      The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other postretirement benefit plans was 8.0% for 2002 and is assumed to decrease 0.5% a year to 5.5%. A one-percentage-point change in the assumed health care cost trend rate would have the following effects at and for the year ended September 30, 2002 (in millions):

Increase (Decrease)
Costs/Obligations

Effect of a 1% increase in the health care cost trend rate on:
Service cost plus interest cost	$0.2
Accumulated post-retirement benefit obligation	3.0

Effect of a 1% decrease in the health care cost trend rate on:
Service cost plus interest cost	$(0.2)
Accumulated post-retirement benefit obligation	(2.7)

      The tables above and on the previous page set forth the historical components of net periodic pension cost and a reconciliation of the funded status of the pension and other postretirement benefit plans for the employees associated with us and is not necessarily indicative of the amounts to be recognized by us on a prospective basis.

Foreign Benefit Arrangements

      Our foreign defined benefit pension plan covers salaried employees of Spring Ram. The assumptions used and the net periodic pension cost for the foreign defined benefit plan is presented below:

	Pension Benefits

	2002	2001	2000

Assumptions:
Discount rate	5.75%	6.25%	6.50%
Rate of compensation increase	3.00%	3.25%	3.75%
Expected long-term rate of return on assets	7.50%	7.50%	8.50%

	Pension Benefits

	2002	2001	2000

	(In millions)
Components of net periodic income:
Service cost	$0.8	$0.5	$0.7
Interest cost	2.5	2.1	2.1
Expected return on plan assets	(3.4)	(3.5)	(2.6)
Net actuarial loss	0.1	—	—
Curtailments	—	—	(0.9)

Net periodic income	$—	$(0.9)	$(0.7)

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table provides a reconciliation of changes in the projected benefit obligation, the fair value of plan assets and the funded status of the foreign defined benefit pension plan with the amounts recognized in the balance sheet as of September 30:

	Pension Benefits

	2002	2001

	(In millions)
Change in projected benefit obligation:
Benefit obligation at beginning of year	$38.6	$33.4
Service cost	0.8	0.5
Interest cost	2.5	2.1
Employee contributions	0.4	0.4
Foreign currency exchange rate changes	2.3	—
Actuarial (gains) losses	(1.2)	3.7
Benefits paid	(0.9)	(1.5)

Benefit obligation at end of year	$42.5	$38.6

Change in fair value of plan assets:
Fair value of plan assets at beginning of year	$38.4	$39.8
Actual return on plan assets	(12.7)	(0.8)
Foreign currency exchange rate changes	2.2	—
Employer contributions	0.6	0.5
Employee contributions	0.4	0.4
Benefits paid	(0.9)	(1.5)

Fair value of plan assets at end of year	$28.0	$38.4

Plan assets less than projected benefit obligation	(14.5)	(0.2)
Unrecognized net actuarial losses	21.1	5.8

Total recognized in the balance sheet	$6.6	$5.6

Amounts recorded in the balance sheet:
Prepaid benefits	$—	$5.6
Accrued benefits	(10.0)	—
Accumulated other comprehensive income	16.6	—

Total recorded in the balance sheet	$6.6	$5.6

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 8 — Income Taxes

      The income (loss) from continuing operations, before income taxes, consisted of the following:

	For the Fiscal Years Ended
	September 30,

	2002	2001	2000

	(In millions)
United States	$(14.0)	$(143.6)	$62.9
Foreign	23.9	(46.8)	(20.9)

	$9.9	$(190.4)	$42.0

      The Company’s (benefit) provision for income taxes attributable to income (loss) from continuing operations consisted of the following:

	For the Fiscal Years Ended
	September 30,

	2002	2001	2000

	(In millions)
Current:
Federal	$—	$(11.8)	$(7.5)
State	3.2	3.5	1.5
Foreign	8.5	3.6	6.4
Deferred	(34.4)	(2.6)	9.6

	$(22.7)	$(7.3)	$10.0

      Due to a change in tax law under the Job Creation and Worker’s Assistance Act of 2002, we are able to carry back net operating losses for which it had previously established a valuation allowance. In accordance with FAS 109, the release of the valuation allowance due to a change in tax law is reflected through continuing operations.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The components of deferred income tax assets and liabilities consisted of the following:

	At September 30,

	2002	2001

	(In millions)
Deferred tax assets:
Accruals and allowances	$52.4	$37.7
Postretirement benefits	7.9	9.7
Foreign tax credits	8.2	—
Expected benefit from Disposal Plan & capital loss carryforwards	42.8	75.0

Gross deferred tax assets	111.3	122.4
Valuation allowance	(65.9)	(89.9)

Total deferred tax assets	$45.4	$32.5

Deferred tax liabilities:
Property, plant and equipment	$10.6	$14.2
Inventory	3.5	4.9
Net pension assets	13.4	14.8
Deductible goodwill	2.9	—
Other	1.4	4.5

Total deferred tax liabilities	$31.8	$38.4

Net deferred tax assets (liabilities)	$13.6	$(5.9)

      We have established a valuation allowance principally related to deferred tax assets resulting from the losses recognized in connection with the Disposal Plan, reflecting the uncertainty of the future realization of these assets. The federal income tax returns for fiscal 1995 through 1997 are currently under IRS examination. While the ultimate results of such examination cannot be predicted with certainty, management believes the examination will not have a material adverse impact on the consolidated financial position or results of operations.

      For the fiscal year ended September 30, 2002, we have approximately $122.0 million in capital loss carryforwards for which we have established a valuation allowance.

      The deferred tax balances have been classified in the balance sheet as follows:

	2002	2001

	(In millions)
Current assets	$34.4	$11.1
Current liabilities	(3.4)	(4.9)

Net current assets	31.0	6.2

Non-current assets	11.0	21.4
Non-current liabilities	(28.4)	(33.5)

Net non-current liabilities	(17.4)	(12.1)

Net deferred tax assets (liabilities)	$13.6	$(5.9)

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following is a reconciliation of income taxes at the federal statutory rate of 35% to the (benefit) provision for income taxes attributable to continuing operations:

	For the Fiscal Years Ended
	September 30,

	2002	2001	2000

	(In millions)
Federal tax (benefit) provision computed at the statutory rate	$3.5	$(66.6)	$14.7
Foreign income tax differential	2.0	1.3	(1.0)
State income taxes (net of federal benefit)	2.1	2.3	1.2
Non-deductible goodwill amortization	—	2.7	3.2
Non-deductible goodwill impairment charges	—	35.1	7.3
Resolution of tax contingencies	—	—	(20.0)
Non-deductible items	(0.6)	2.8	4.4
Valuation allowance	(29.6)	14.9	—
Other, net	(0.1)	0.2	0.2

	$(22.7)	$(7.3)	$10.0

      We reduced the fiscal 2000 tax provision by approximately $20.0 million as certain tax liabilities with respect to foreign subsidiaries, which arose as a result of the spin-off from Hanson PLC in 1995 (the “Spin-off”), were resolved that year.

      Income taxes paid during fiscal 2002, 2001 and 2000 were $18.5 million, $22.9 million and $55.6 million, respectively.

Note 9 — Stockholders’ Equity and Stock Compensation Plans

Incentive Stock Plans

      We maintain stock incentive plans (the “Stock Plans”) that provides for the grants of stock options and restricted stock awards to the directors, officers and key employees. As of September 30, 2002, we had 5,440,461 shares of common stock reserved for issuance under the Stock Plans. In accordance with the guidelines of the Stock Plans, stock options are granted at an option price equal to the market value of the stock on the date of the grant. Options granted under this plan become exercisable over four years in equal annual installments after the date of grant, provided that the individual is continuously employed by us. We had authorization under the Stock Option Plan to grant 1,399,681 additional options at September 30, 2002.

      Common stock issued under the Stock Plans is restricted, with vesting periods of seven years from the date of grant (either in thirds — on the third year, fifth year and seventh year — or solely at the end of the seventh year). Although subject to certain restrictions and forfeiture provisions, restricted stock is considered to be issued and outstanding common stock. Compensation expense (i.e., the market value of the shares at the date of the grant) is recognized over the vesting period. Unamortized compensation expense (unearned restricted stock) is included as a separate component of stockholders’ equity. At September 30, 2002 and 2001, respectively, the Company had 237,665 and 977,660 shares of restricted stock outstanding.

Accounting for Stock-based Compensation

      We apply Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations in accounting for our stock-based compensation plans. Thus, we use the

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

intrinsic value method to determine the compensation cost for our stock-based awards. The compensation cost that has been charged against income for Stock Plans approximated $2.4 million, $2.9 million and $3.3 million in 2002, 2001 and 2000, respectively. No other compensation costs have been recognized under the stock-based compensation plans. Had compensation cost for awards under our stock-based compensation plans been determined using the fair value method prescribed by SFAS No. 123, “Accounting for Stock-Based Compensation,” the net income (loss) and income (loss) per share would have been reduced to the pro forma amounts presented below:

	2002	2001	2000

	(In millions, except per share)
Net income (loss):
As reported	$41.6	$(524.6)	$35.6
Pro forma	39.7	(526.6)	33.3
Basic income (loss) per share:
As reported	$0.56	$(7.09)	$0.44
Pro forma	0.54	(7.11)	0.41
Diluted income (loss) per share:
As reported	$0.56	$(7.09)	$0.43
Pro forma	0.54	(7.11)	0.40

      These pro forma results are not necessarily indicative of results that may be expected in future disclosures since additional options may be granted and the estimated fair value of the stock options is assumed to be amortized to expense over the vesting periods.

      The fair value of each stock option granted is established on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions for grants in 2002, 2001 and 2000:

•	expected volatility rates of 58% for 2002, 49% for 2001, and 36% for 2000

•	risk-free interest rates of 3.99 % for 2002, 4.88% for 2001, and 6.55% for 2000

•	expected option lives of 4 years for all three years

•	expected dividend yield of 0% for 2002 and 2% for both 2001 and 2000

      As of September 30, 2002, the weighted average fair values of options granted during 2002, 2001 and 2000 were $1.80, $2.94 and $4.02, respectively.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      A summary of the status of and changes in the stock option plans for the last three years is presented below:

	2002		2001		2000

		Weighted		Weighted		Weighted
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price	Options	Price

Outstanding at beginning of year	6,170,932	$13.57	6,812,418	$13.72	5,921,264	$14.75
Granted	731,500	3.73	240,000	8.04	2,168,125	12.25
Exercised	—	N/A	(30,000)	9.42	(429,104)	9.18
Canceled/expired	(1,699,636)	14.52	(851,486)	13.33	(847,867)	19.43

Outstanding at end of year	5,202,796	$11.88	6,170,932	$13.57	6,812,418	$13.72

Exercisable at end of year	3,678,995	$13.34	3,965,777	$13.81	3,713,357	$13.50

      The following table summarizes the status of the stock options outstanding and exercisable at September 30, 2002:

	Options Outstanding			Options Exercisable

		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
	Number of	Contractual	Exercise	Number of	Exercise
Range of Exercise Prices	Options	Life (in years)	Price	Options	Price

$ 2.20 to $ 7.99	730,000	9.6	$3.73	30,000	$2.20
$ 8.00 to $13.19	2,950,538	4.8	10.98	2,287,600	10.94
$13.20 to $20.46	1,264,269	4.2	16.34	1,103,406	16.28
$20.47 to $28.88	257,989	2.9	23.30	257,989	23.30

Total	5,202,796	5.2	$11.88	3,678,995	$13.34

Note 10 — Capital Stock

Common Stock

      In March 2001, the Board of Directors indefinitely suspended the quarterly payment of dividends on our Common Stock.

Stockholder Rights Plan

      We adopted a Stockholder Rights Plan (the “Rights Plan”) effective October 15, 1998. Under the Rights Plan, each of the stockholders on the date of record were issued one right (the “Right”) to acquire one-hundredth of a share of the Series A Preferred Stock, having a market value of two times the exercise price for the Rights, for each outstanding share of USI Common Stock they own.

      Initially, the Rights trade with the common stock of the Company and are not exercisable. The Rights will separate from the Common Stock and only become exercisable when a single person or company acquires or makes an offer to acquire 15% or more of the outstanding Common Stock, unless otherwise agreed by the Company’s Board of Directors. Upon exercise of the Right, the economic and voting terms of the Preferred Stock acquired by the stockholders will be equivalent to those possessed when they held shares of the Common Stock. The Rights will expire on October 15, 2008 or 90 days following the date the Rights become exercisable, whichever is earlier. The Board of Directors has agreed

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

to permit Southeastern Asset Management, Inc. and its managed funds to purchase up to 19.9% of the outstanding voting securities without causing the Rights to separate and become exercisable, and we have entered into a standstill agreement with Southeastern Asset Management containing limitations and restrictions on the voting and transfer of shares of common stock acquired in excess of 15%.

Treasury Stock

      During October 1999, we entered into equity instrument contracts to purchase 2.8 million shares of our Common Stock. These contracts were settled during 2001 for $43.1 million. During 1999 and 2000, the Board of Directors authorized share repurchase programs aggregating $350.0 million. Under these programs, we repurchased $331.8 million of our Common Stock for treasury, of which $43.1 million and $99.2 million was purchased in 2001 and 2000, respectively. During June 2000, in a separate transaction authorized and undertaken outside the existing share repurchase program, we repurchased all of our Common Stock held by the former owners of Spear & Jackson for $44.2 million. The repurchase programs have been suspended indefinitely, as the Restructured Credit Agreement entered into on August 15, 2001 contains a restriction on the purchase of the Common Stock.

Note 11 — Commitments and Contingencies

Operating Leases

      The table below shows our future minimum lease payments due under non-cancelable leases as of September 30, 2002. Certain of these leases contain stated escalation clauses while others contain renewal options. These minimum lease payments (presented in millions) do not include facility leases that were accrued as restructuring costs (See Note 5).

2003	$8.8
2004	6.3
2005	4.8
2006	3.8
2007	2.4
Thereafter	2.1

Total (not reduced by minimum sublease rental income of $2.3 million)	$28.2

      Rent expense, including equipment rental, was approximately $11.3 million, $12.8 million and $15.7 million in 2002, 2001 and 2000, respectively.

Environmental Liabilities

      The Company is investigating and remediating contamination at a number of present and former operating sites under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA” or “Superfund”), the federal Resource Conservation and Recovery Act or comparable state statutes or agreements with third parties. These proceedings are in various stages ranging from initial investigations to active settlement negotiations to the cleanup of sites. The Company has been named as a potentially responsible party at a number of Superfund sites under CERCLA or comparable state statutes. Under these statutes, responsibility for the entire cost of cleanup of a contaminated site can be imposed upon any current or former site owners or operators, or upon any party who sent waste to the site, regardless of the lawfulness of the original activities that led to the contamination. The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Reserves for estimated losses from environmental remediation are, depending on the

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

site, based primarily upon internal or third party environmental studies, and estimates as to the number, participation level and financial viability of any other potentially responsible parties, the extent of contamination and the nature of required remedial actions. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recognized as assets when their receipt is deemed probable. No information currently available reasonably suggests that projected expenditures associated with any of these proceedings or any remediation of these sites will have a material adverse effect on our financial condition, results of operations or cash flows.

      At September 30, 2002, the Company had accrued approximately $9.1 million ($0.6 million accrued as current liabilities and $8.5 million as non-current liabilities), including $4.5 million for discontinued operations, for various environmental liabilities of which the Company is aware. The Company believes that the range of liability for these matters could reach $15.2 million if it included cases where the likelihood of an unfavorable outcome is only reasonably possible.

Asbestos Liabilities

      Zurn is a wholly-owned subsidiary of the Company which, along with many other companies, is a co-defendant in numerous asbestos related lawsuits pending in the United States. Plaintiffs’ claims against Zurn primarily allege personal injuries allegedly caused by exposure to asbestos used primarily in industrial boilers. Zurn did not manufacture asbestos or asbestos components but purchased it from other suppliers. As of September 30, 2002, the number of asbestos claims pending against Zurn was approximately 65,000. Asbestos claims pending against Zurn as of September 30, 2000 and September 30, 2001 were approximately 38,000 and 52,000, respectively. Asbestos claims filed against Zurn for the twelve months ending September 30, 2001 and September 30, 2002 were approximately 34,000 and 31,000, respectively.

      Since Zurn received its first asbestos claim in the 1980s, Zurn has settled or otherwise disposed of approximately 48,000 asbestos claims. This includes settlement of approximately 16,000 claims and dismissal of approximately 1,000 claims during the period ended September 30, 2001 and settlement of approximately 22,000 claims, including approximately 4,000 unfiled asbestos claims, and dismissal of approximately 3,000 claims during the period ended September 30, 2002. Zurn’s insurers have paid all settlement costs relating to these claims. Defense costs are currently being paid by Zurn’s insurers without eroding the coverage amounts of its insurance policies although a few policies that will be accessed in the future may count defense costs toward aggregate limits.

      At September 30, 2002, Zurn and its actuarial consultant estimated that its potential liability for asbestos claims pending against it and for claims estimated to be filed through 2012 is approximately $145 million. This accrual comprises (i) $9.8 million in claims that had been settled but unpaid as of September 30, 2002; (ii) $58.2 million in proposed settlements of pending and future claims; and (iii) $76.9 million for other future claims. This estimate is based on the current and anticipated number of future asbestos claims, the timing and amounts of asbestos payments, the status of ongoing litigation and the potential impact of defense strategies and settlement initiatives. However, there are inherent uncertainties involved in estimating both the number of future asbestos claims as well as future settlement costs, and the actual liability could exceed Zurn’s estimate due to changes in law and other factors beyond our control. Zurn’s present estimate of its asbestos liability assumes (i) its recent vigorous defense strategy will enable it to reduce both its claim frequency and claim severity in the future; (ii) approximately 153,000 future asbestos claims; and (iii) Zurn’s insurers will continue to pay defense costs without eroding the coverage amounts of its insurance policies. While Zurn believes there is evidence, in recent claims settlements, for such an impact of a successful defense strategy, if the defense strategy ultimately is not successful, to the extent assumed by Zurn, the severity and frequency of asbestos claims could increase

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

substantially above Zurn’s estimates. Further, while there is presently no reasonable basis for estimating Zurn’s asbestos liability beyond 2012, such liability may continue beyond 2012, and such liability could be substantial.

      Zurn’s analysis of its available insurance to cover its potential asbestos liability is between approximately $282.0 million to $350.0 million. The $68.0 million range involves a dispute with one of Zurn’s insurers regarding the availability of $68.0 million in insurance coverage under certain excess policies. Subject to completion of a definitive settlement agreement, the parties have preliminarily agreed to the terms of settlement of an action commenced by Zurn in the United States District Court of the Western District of Pennsylvania seeking, among other things, a declaration that the insurance coverage limits of certain excess policies provide $68.0 million in coverage. Under the terms of the proposed settlement, Zurn’s available insurance to cover its potential asbestos liability would be approximately $350.0 million.

      Zurn believes, based on its experience in defending and dismissing such claims and the amount of insurance coverage available, that it has sufficient insurance to cover the pending and reasonably estimable future claims. This conclusion was reached after considering Zurn’s experience in asbestos litigation, the insurance payments made to date by Zurn’s insurance carriers, existing insurance policies, the industry ratings of the insurers and the advice of insurance coverage counsel with respect to applicable insurance coverage law relating to the terms and conditions of those policies. After review of the foregoing with Zurn and its consultants, the Company believes that the resolution of Zurn’s pending and reasonably estimable asbestos claims will not have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

      We continue to guarantee the lease payments of the Ames True Temper master distribution center. The lease obligation will expire in 2015. The lease payments totaled $3.6 million for 2002, and increase by 2.25% each year thereafter. In connection with the sale of Ames True Temper in January 2002, we obtained a security interest and indemnification from Ames True Temper on the lease that would enable it to exercise remedies in the event of default.

Note 12 — Segment Information

      With the recent completion of its asset divestitures, which eliminated the Lighting and Hardware & Tools segments, the Company began transforming itself from a conglomerate to an operating company. As a result of the reorganization, the Company will organize and combine the business within its Bath & Plumbing segment into two distinct product lines, Bath Products and Plumbing Products. The Bath Products will focus primarily on the residential bath market. The Plumbing Products will focus primarily on the commercial and institutional plumbing markets. The Bath Products segment manufactures whirlpool baths, showers, sanitary ware, including sinks and toilets, and outdoor jetted spas. The Plumbing Products segment manufactures drains, flush valves, backflow preventers and other plumbing products. The Rexair segment manufactures premium vacuum cleaner systems sold through independent distributors in the direct sales retail channel. Prior to March 2000, we also operated a wide range of businesses through our Diversified segment. These businesses manufactured automotive interiors, precision-engineered products for the automotive, jet aviation and electronics industries and various other consumer products.

      The financial information of the segments is regularly evaluated by the chief operating decision maker in determining resource allocation and assessing performance. The chief operating decision maker evaluates the performance of each business segment based on its operating results and, other than general corporate expenses, allocates specific corporate overhead to each segment. Accounting policies for the segments are the same as those for the Company (see Note 2).

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following is a summary of our significant accounts and balances by segment, reconciled to our consolidated totals.

	Bath	Plumbing				Consolidated
	Products	Products	Rexair	Diversified(3)	Corporate	Total

	(In millions)
Net Sales
2002	$711.9	$257.8	$98.6	$—	$—	$1,068.3
2001	721.5	272.4	13.3	—	—	1,007.2
2000	849.9	354.2	—	415.3	—	1,619.4
Total Operating Income (Loss)(1)
2002	$26.7	$47.9	$28.5	$—	$(7.6)	$95.5
2001	(75.7)	48.7	3.0	—	(5.5)	(29.5)
2000	74.0	(42.3)	—	35.7	4.3	71.7
Capital Expenditures
2002	$11.6	$2.1	$1.3	$—	$—	$15.0
2001	16.8	3.0	0.2	—	0.3	20.3
2000	12.1	5.8	—	12.7	—	30.6
Depreciation and Amortization
2002	$14.0	$5.4	$3.1	$—	$2.5	$25.0
2001	20.4	12.0	0.4	—	3.1	35.9
2000	20.4	12.2	—	12.5	1.4	46.5
Assets(2)
2002	$475.7	$284.9	$117.3	$—	$765.2	$1,643.1
2001	573.5	178.8	118.4	—	1,257.6	2,128.3

(1)	Operating income (loss) for the Bath Products segment includes restructuring and impairment charges of $2.5 million and $100.2 million in fiscal 2002 and 2001, respectively. The Plumbing Products segment includes restructuring, impairment and other charges of $4.7 million, $4.8 million and $79.7 million in fiscal 2002, 2001 and 2000, respectively. (See Note 5).

(2)	Corporate assets include assets held for sale of related to discontinued operations $237.8 million and $807.5 million for fiscal 2002 and 2001, respectively.

(3)	The Diversified segment includes the operations of Rexair in fiscal 2000.

      The Company does not allocate interest income and expense, other income and expense items to segments for the purpose of measuring operating results. These amounts are included in corporate. Additionally, pension income or loss resulting from the performance of the investment assets are not allocated to the segments for measuring segment operational results. The pension service costs are allocated to the segments based on the number of employees within the respective segment. Corporate amounts include pension income of $17.1 million, $17.0 million and $20.5 million for the years ended 2002, 2001 and 2000, respectively. Corporate assets consist primarily of real property, net assets held for sale related to discontinued operations, escrow deposits, cash and cash equivalents and other investments.

      The operations are principally located in North America and Europe and to a lesser extent, in other regions of the world. Our country of domicile is the United States. Export sales represented 7.3%, 4.1% and 9.5% of the total net sales for fiscal years 2002, 2001 and 2000, respectively. Principal international markets served include Europe, South America, Canada and Asia.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table presents summarized financial information by geographic area. Sales are attributed to geographic areas based on the location of the operations selling the products.

	2002	2001	2000

	(In millions)
Net Sales
United States	$802.8	$761.4	$1,228.1
United Kingdom	154.8	126.7	169.9
Other Foreign	110.7	119.1	221.4

Total Net Sales	$1,068.3	$1,007.2	$1,619.4

Long-lived Assets
United States	$339.8	$355.1	$321.5
United Kingdom	84.3	79.1	143.9
Foreign	9.1	8.7	9.3

Total long-lived assets	$433.2	$442.9	$474.7

Note 13 — Quarterly Financial Data (Unaudited)

      Summarized quarterly financial information for the fiscal years ended September 30, 2002 and 2001 is as follows (in millions, except per share amounts):

	2002				2001

	Dec. 31	March 31	June 30	Sept. 30	Dec. 31	March 31	June 30	Sept. 30

Net sales	$237.8	$254.4	$289.9	$286.2	$235.0	$238.3	$276.2	$257.7
Gross profit	72.0	79.5	95.3	89.6	64.8	69.8	85.2	76.7
Income (loss) from continuing operations	(5.0)	2.1	4.7	30.8	(3.6)	(2.9)	(117.2)	(59.4)
Income (loss) before cumulative effect	(7.0)	3.0	22.0	23.6	(3.5)	0.6	(243.4)	(277.6)
Net income (loss)	(7.0)	3.0	22.0	23.6	(4.2)	0.6	(243.4)	(277.6)
Income (loss) per basic common share:
Continuing operations	$(0.07)	$0.03	$0.06	$0.41	$(0.05)	$(0.04)	$(1.60)	$(0.81)
Income (loss) before cumulative effect	(0.10)	0.04	0.29	0.32	(0.05)	0.01	(3.32)	(3.79)
Net Income (loss)	(0.10)	0.04	0.29	0.32	(0.06)	0.01	(3.32)	(3.79)
Income (loss) per diluted common share:
Continuing operations	$(0.07)	$0.03	$0.06	$0.41	$(0.05)	$(0.04)	$(1.60)	$(0.81)
Income (loss) before cumulative effect	(0.10)	0.04	0.29	0.32	(0.05)	0.01	(3.32)	(3.79)
Net Income (loss)	(0.10)	0.04	0.29	0.32	(0.06)	0.01	(3.32)	(3.79)

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The results for the quarter ended June 30, 2001 includes goodwill impairment charges of $100.2 million in continuing and $121.4 million in discontinued operations, as well as a $29.4 million write-down of the Strategic Notes. The results for the quarter ended September 30, 2001 includes a $15.7 million write-down of the Strategic Notes and a $17.4 million write-off of deferred transaction costs related to the original sale of Rexair in March 2000. Also recorded in discontinued operations in the quarter ending September 30, 2001 was the $232.6 million estimated loss on disposal of the operations discontinued in connection with the Disposal Plan. The results for the quarter ended June 30, 2002 includes a gain on disposal of discontinued operations of $15.0 million, as we decreased the estimated loss on disposal of our discontinued operations. The results for the quarter ended September 30, 2002 includes a net tax benefit of $27.0 million largely attributable to benefits realized from completion of certain asset sales and changes in the tax laws regarding the utilization of loss carrybacks as well as a charge to discontinued operations of $7.2 million as a result of reduced proceeds from the sale of discontinued operations.

Note 14 — Supplemental Joint Issuer and Guarantor Financial Information

      The following represents the supplemental consolidating condensed financial statements of U.S. Industries, Inc. (“USI”), USI Global and USIAH which are the jointly obligated issuers of the Senior Notes, and USI Atlantic, which is the guarantor of the Notes, and their subsidiaries which are not guarantors of the Notes, as of September 30, 2002 and September 30, 2001 and for each of the three years in the period ended September 30, 2002. Certain of the non-guarantor subsidiaries have pledged their stock and assets as collateral for the Senior Notes. Separate consolidated financial statements of USI, USI Global, USI Atlantic and USIAH are not presented, as management has determined that they would not

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

be material to investors. Refer to Note 6 with respect to certain security interests in favor of the holders of the Notes.

	For the Year Ended September 30, 2002

	Jacuzzi
	Brands,	USI	USI		Non-guarantor
	Inc.	Global	Atlantic	USIAH	Subsidiaries	Eliminations	Consolidated

	(In millions)
Net sales	$—	$—	$—	$—	$1,068.3	$—	$1,068.3
Operating costs and expenses:
Cost of products sold	—	—	—	—	731.9	—	731.9
Selling, general and administrative expenses	20.4	—	—	—	213.3	—	233.7
Impairment and restructuring charges	—	—	—	—	7.2	—	7.2

Operating income (loss)	(20.4)	—	—	—	115.9	—	95.5
Interest expense	(36.7)	(24.4)	—	—	(13.6)	—	(74.7)
Interest income	3.0	—	—	—	1.6	—	4.6
Intercompany interest income (expense), net	(29.5)	55.4	—	—	(25.9)	—	—
Management fee income (expense)	73.2	(61.6)	—	61.6	(73.2)	—	—
Equity in earnings (losses) of investees, net	8.7	51.6	52.0	10.1	—	(122.4)	—
Minority interest income (expense)	19.7	—	—	(19.7)	—	—	—
Other expense, net	9.8	—	—	—	(25.3)	—	(15.5)

Income (losses) before income taxes and discontinued operations	27.8	21.0	52.0	52.0	(20.5)	(122.4)	9.9
Benefit (provision) for income taxes	4.8	(10.9)	—	—	28.8	—	22.7

Income (loss) from continuing operations	32.6	10.1	52.0	52.0	8.3	(122.4)	32.6
Income (loss) from discontinued operations	9.0	9.6	9.6	9.6	9.0	(37.8)	9.0

Net income (loss)	$41.6	$19.7	$61.6	$61.6	$17.3	$(160.2)	$41.6

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	For the Year Ended September 30, 2001

	Jacuzzi
	Brands,	USI	USI		Non-guarantor
	Inc.	Global	Atlantic	USIAH	Subsidiaries	Eliminations	Consolidated

	(In millions)
Net sales	$—	$—	$—	$—	$1,007.2	$—	$1,007.2
Operating costs and expenses:
Cost of products sold	—	—	—	—	710.7	—	710.7
Selling, general and administrative expenses	22.1	—	—	—	203.7	—	225.8
Impairment and restructuring charges	—	—	—	—	100.2	—	100.2

Operating income (loss)	(22.1)	—	—	—	(7.4)	—	(29.5)
Interest expense	(43.3)	(40.7)	—	—	(3.5)	—	(87.5)
Interest income	23.3	—	—	—	1.9	—	25.2
Intercompany interest income (expense), net	(28.0)	61.4	—	—	(33.4)	—	—
Management fee income (expense)	72.3	(61.6)	—	61.6	(72.3)	—	—
Equity in earnings (losses) of investees, net	(28.4)	(81.6)	(6.8)	(130.0)	(1.4)	246.8	(1.4)
Minority interest income (expense)	(61.6)	—	—	61.6	—	—	—
Other expense, net	(74.4)	(0.4)	—	—	(22.4)	—	(97.2)

Income (losses) before income taxes, discontinued operations and cumulative effect of accounting change	(162.2)	(122.9)	(6.8)	(6.8)	(138.5)	246.8	(190.4)
Benefit (provision) for income taxes	(21.6)	(7.1)	—	—	36.0	—	7.3

Income (loss) from continuing operations	(183.8)	(130.0)	(6.8)	(6.8)	(102.5)	246.8	(183.1)
Income (loss) from discontinued operations	(340.8)	(236.5)	(236.5)	(236.5)	(340.8)	1,050.3	(340.8)
Cumulative effect of accounting change, net	—	—	—	—	(0.7)	—	(0.7)

Net income (loss)	$(524.6)	$(366.5)	$(243.3)	$(243.3)	$(444.0)	$1,297.1	$(524.6)

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	For the Year Ended September 30, 2000

	Jacuzzi
	Brands,	USI	USI		Non-guarantor
	Inc.	Global	Atlantic	USIAH	Subsidiaries	Eliminations	Consolidated

	(In millions)
Net sales	$—	$—	$—	$—	$1,619.4	$—	$1,619.4
Operating costs and expenses:
Cost of products sold	—	—	—	—	1,176.8	—	1,176.8
Selling, general and administrative expenses	16.3	(0.8)	—	—	295.2	—	310.7
Impairment and restructuring charges	—	—	—	—	60.2	—	60.2

Operating income (loss)	(16.3)	0.8	—	—	87.2	—	71.7
Interest expense	(40.0)	(40.3)	—	—	(3.8)	—	(84.1)
Interest income	13.1	—	—	—	3.6	—	16.7
Intercompany interest income (expense), net	9.6	51.1	—	—	(60.7)	—	—
Management fee income (expense)	25.1	(61.6)	—	61.6	(25.1)	—	—
Gain on sale of businesses	(2.8)	—	—	—	42.1	—	39.3
Equity in earnings (losses) of investees, net	16.3	60.3	56.5	6.2	3.1	(139.3)	3.1
Minority interest income (expense)	11.3	—	—	(11.3)	—	—	—
Other expense, net	—	—	—	—	(4.7)	—	(4.7)

Income (losses) before income taxes, discontinued operations and cumulative effect of accounting change	16.3	10.3	56.5	56.5	41.7	(139.3)	42.0
Benefit (provision) for income taxes	15.7	(4.1)	—	—	(21.6)	—	(10.0)

Income (loss) from continuing operations	32.0	6.2	56.5	56.5	20.1	(139.3)	32.0
Income (loss) from discontinued operations	3.6	5.1	5.1	5.1	3.6	(18.9)	3.6

Net income (loss)	$35.6	$11.3	$61.6	$61.6	$23.7	$(158.2)	$35.6

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	At September 30, 2002

	Jacuzzi
	Brands,	USI	USI		Non-guarantor
	Inc.	Global	Atlantic	USIAH	Subsidiaries	Eliminations	Consolidated

	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$0.3	$—	$—	$—	$31.8	$—	$32.1
Restricted cash collateral accounts	98.2	44.7	—	—	—	—	142.9
Trade receivables, net	—	—	—	—	209.8	—	209.8
Inventories	—	—	—	—	163.7	—	163.7
Deferred income taxes	47.0	(12.4)	—	—	(3.6)	—	31.0
Assets held for sale	—	—	—	—	237.8	—	237.8
Income tax receivable	37.2	—	—	—	0.3	—	37.5
Other current assets	5.8	0.2	—	—	18.0	—	24.0

Total current assets	188.5	32.5	—	—	657.8	—	878.8
Restricted cash collateral accounts	15.4	—	—	—	—	—	15.4
Property, plant and equipment, net	0.6	—	—	—	129.4	—	130.0
Pension assets	70.9	—	—	—	65.1	—	136.0
Insurance for asbestos claims	—	—	—	—	145.0	—	145.0
Other assets	5.8	2.0	—	—	26.9	—	34.7
Goodwill, net	—	—	—	—	229.6	—	229.6
Other intangibles, net	—	—	—	—	73.6	—	73.6
Investments in subsidiaries	1,046.4	889.1	696.6	659.4	—	(3,291.5)	—
Intercompany receivable (payable), net	(573.1)	(8.2)	—	190.3	391.0	—	—

Total assets	$754.5	$915.4	$696.6	$849.7	$1,718.4	$(3,291.5)	$1,643.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$—	$—	$—	$—	$15.3	$—	$15.3
Current maturities of long-term debt	198.0	54.5	—	—	23.4	—	275.9
Trade accounts payable	—	—	—	—	94.7	—	94.7
Liabilities associated with assets held for sale	—	—	—	—	78.6	—	78.6
Accrued expenses and other current liabilities	32.2	3.9	—	—	92.0	—	128.1

Total current liabilities	230.2	58.4	—	—	304.0	—	592.6
Long-term debt	241.0	197.6	—	—	78.3	—	516.9
Minority interest	—	—	—	153.1	—	(153.1)	—
Deferred income taxes	5.2	—	—	—	12.2	—	17.4
Asbestos claims	—	—	—	—	145.0	—	145.0
Other liabilities	40.4	—	—	—	93.1	—	133.5

Total liabilities	516.8	256.0	—	153.1	632.6	(153.1)	1,405.4
Stockholders’ equity	237.7	659.4	696.6	696.6	1,085.8	(3,138.4)	237.7

Total liabilities and stockholders’ equity	$754.5	$915.4	$696.6	$849.7	$1,718.4	$(3,291.5)	$1,643.1

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	At September 30, 2001

	Jacuzzi
	Brands,	USI	USI		Non-guarantor
	Inc.	Global	Atlantic	USIAH	Subsidiaries	Eliminations	Consolidated

	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$(0.3)	$—	$—	$—	$65.5	$—	$65.2
Restricted cash collateral accounts	—	—	—	—	—	—	—
Trade receivables, net	—	—	—	—	203.1	—	203.1
Inventories	—	—	—	—	162.9	—	162.9
Deferred income taxes	22.2	(12.4)	—	—	(3.6)	—	6.2
Assets held for sale	—	—	—	—	789.2	—	789.2
Income tax receivable	6.8	—	—	—	1.6	—	8.4
Other current assets	118.7	—	—	—	18.1	—	136.8

Total current assets	147.4	(12.4)	—	—	1,236.8	—	1,371.8
Restricted cash collateral accounts	4.4	—	—	—	—	—	4.4
Property, plant and equipment, net	0.6	—	—	—	146.7	—	147.3
Pension assets	7.2	—	—	—	144.9	—	152.1
Insurance for asbestos claims	—	—	—	—	107.0	—	107.0
Assets held for sale	—	—	—	—	18.3	—	18.3
Other assets	4.8	0.2	—	—	26.8	—	31.8
Goodwill, net	—	—	—	—	226.7	—	226.7
Other intangibles, net	—	—	—	—	68.9	—	68.9
Investments in subsidiaries	1,168.9	687.6	647.7	652.4	—	(3,156.6)	—
Intercompany receivable (payable), net	(592.3)	524.3	—	128.7	(60.7)	—	—

Total assets	$741.0	$1,199.7	$647.7	$781.1	$1,915.4	$(3,156.6)	$2,128.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$—	$—	$—	$—	$12.0	$—	$12.0
Current maturities of long-term debt	189.1	236.3	—	—	11.1	—	436.5
Trade accounts payable	0.7	—	—	—	91.9	—	92.6
Liabilities associated with assets held for sale	—	—	—	—	256.8	—	256.8
Accrued expenses and other current liabilities	18.5	5.5	—	—	96.1	—	120.1

Total current liabilities	208.3	241.8	—	—	467.9	—	918.0
Long-term debt	307.3	305.5	—	—	165.5	—	778.3
Minority interest	—	—	—	133.4	—	(133.4)	—
Deferred income taxes	(0.9)	—	—	—	13.0	—	12.1
Asbestos claims	—	—	—	—	107.0	—	107.0
Liabilities associated with assets held for sale	—	—	—	—	1.1	—	1.1
Other liabilities	26.7	—	—	—	85.5	—	112.2

Total liabilities	541.4	547.3	—	133.4	840.0	(133.4)	1,928.7
Stockholders’ equity	199.6	652.4	647.7	647.7	1,075.4	(3,023.2)	199.6

Total liabilities and stockholders’ equity	$741.0	$1,199.7	$647.7	$781.1	$1,915.4	$(3,156.6)	$2,128.3

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	For the Year Ended September 30, 2001

	Jacuzzi
	Brands,	USI	USI		Non-guarantor
	Inc.	Global	Atlantic	USIAH	Subsidiaries	Eliminations	Consolidated

	(In millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(62.7)	$16.7	$—	$—	$105.9	$—	$59.9
INVESTING ACTIVITIES:
Proceeds from sale of businesses	—	—	—	—	388.2	—	388.2
Proceeds from sale of Strategic Notes	105.9	—	—	—	—	—	105.9
Purchases of property, plant and equipment	—	—	—	—	(15.0)	—	(15.0)
Proceeds from sale of property, plant and equipment	—	—	—	—	1.5	—	1.5
Proceeds from sale of excess real estate	—	—	—	—	0.5	—	0.5
Net transfers with subsidiaries	123.0	442.8	—	—	(636.1)	70.3	—
Other investing activities, net	—	—	—	—	1.3	—	1.3

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	228.9	442.8	—	—	(259.6)	70.3	482.4
FINANCING ACTIVITIES:
Proceeds from long-term debt	67.2	—	—	—	5.3	—	72.5
Repayment of long-term debt	(125.0)	(290.0)	—	—	(83.3)	—	(498.3)
Escrow deposits	(108.3)	(44.4)	—	—	—	—	(152.7)
Proceeds from notes payable, net	—	—	—	—	2.6	—	2.6
Net transfers with parent	—	(123.0)	—	—	193.3	(70.3)	—

NET CASH USED IN FINANCING ACTIVITIES	(166.1)	(457.4)	—	—	117.9	(70.3)	(575.9)
Effect of exchange rate changes on cash and cash equivalents	0.5	(2.1)	—	—	2.1	—	0.5

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	0.6	—	—	—	(33.7)	—	(33.1)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	(0.3)	—	—	—	65.5	—	65.2

CASH AND CASH EQUIVALENTS AT END OF YEAR	$0.3	$—	$—	$—	$31.8	$—	$32.1

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	For the Year Ended September 30, 2001

	Jacuzzi	USI	USI		Non-guarantor
	Brands, Inc.	Global	Atlantic	USIAH	Subsidiaries	Eliminations	Consolidated

	(In millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(23.1)	$13.4	$—	$—	$104.2	$—	$94.5
INVESTING ACTIVITIES:
Proceeds from sale of businesses	—	—	—	—	7.5	—	7.5
Purchases of property, plant and equipment	(0.3)	—	—	—	(20.0)	—	(20.3)
Proceeds from sale of property, plant and equipment	—	—	—	—	5.5	—	5.5
Proceeds from sale of excess real estate	—	—	—	—	3.2	—	3.2
Net transfers with subsidiaries	45.8	22.0	—	—	(138.1)	70.3	—
Other investing activities, net	—	—	—	—	(0.7)	—	(0.7)

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	45.5	22.0	—	—	(142.6)	70.3	(4.8)
FINANCING ACTIVITIES:
Proceeds from long-term debt	1,297.2	238.0	—	—	9.4	—	1,544.6
Repayment of long-term debt	(1,265.3)	(233.9)	—	—	(15.7)	—	(1,514.9)
Escrow deposits	(4.4)	—	—	—	—	—	(4.4)
Repayment of notes payable, net	—	—	—	—	(13.4)	—	(13.4)
Payment of dividends	(7.7)	—	—	—	—	—	(7.7)
Proceeds from exercise of stock options	0.3	—	—	—	—	—	0.3
Purchase of treasury stock	(43.1)	—	—	—	—	—	(43.1)
Other financing activities, net	—	—	—	—	(0.9)	—	(0.9)
Net transfers with parent	—	(45.8)	—	—	116.1	(70.3)	—

NET CASH USED IN FINANCING ACTIVITIES	(23.0)	(41.7)	—	—	95.5	(70.3)	(39.5)
Effect of exchange rate changes on cash and cash equivalents	0.2	6.3	—	—	(16.2)	—	(9.7)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(0.4)	—	—	—	40.9	—	40.5
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	0.1	—	—	—	24.6	—	24.7

CASH AND CASH EQUIVALENTS AT END OF YEAR	$(0.3)	$—	$—	$—	$65.5	$—	$65.2

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	At September 30, 2000

	Jacuzzi	USI	USI		Non-guarantor
	Brands, Inc.	Global	Atlantic	USIAH	Subsidiaries	Eliminations	Consolidated

	(In millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$26.0	$(45.1)	$—	$—	$(18.9)	$—	$(38.0)
INVESTING ACTIVITIES:
Proceeds from sale of businesses	—	—	—	—	402.2	—	402.2
Proceeds from sale of Strategic Notes	24.3	—	—	—	—	—	24.3
Acquisition of companies, net of cash acquired	—	—	—	—	(78.4)	—	(78.4)
Purchases of property, plant and equipment	—	(0.1)	—	—	(30.5)	—	(30.6)
Proceeds from sale of property, plant and equipment	—	—	—	—	1.2	—	1.2
Proceeds from sale of excess real estate	—	—	—	—	5.5	—	5.5
Net transfers with subsidiaries	115.2	280.6	—	—	(466.1)	70.3	—
Other investing activities, net	—	—	—	—	0.3	—	0.3

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	139.5	280.5	—	—	(165.8)	70.3	324.5
FINANCING ACTIVITIES:
Proceeds from long-term debt	3,121.9	0.3	—	—	5.5	—	3,127.7
Repayment of long-term debt	(3,131.2)	(120.5)	—	—	(33.2)	—	(3,284.9)
Proceeds from notes payable, net	—	—	—	—	5.5	—	5.5
Payment of dividends	(16.8)	—	—	—	—	—	(16.8)
Proceeds from exercise of stock options	4.4	—	—	—	—	—	4.4
Purchase of treasury stock	(143.4)	—	—	—	—	—	(143.4)
Net transfers with parent	—	(115.2)	—	—	185.5	(70.3)	—

NET CASH USED IN FINANCING ACTIVITIES	(165.1)	(235.4)	—	—	163.3	(70.3)	(307.5)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	—	(12.0)	—	(12.0)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	0.4	—	—	—	(33.4)	—	(33.0)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	(0.3)	—	—	—	58.0	—	57.7

CASH AND CASH EQUIVALENTS AT END OF YEAR	$0.1	$—	$—	$—	$24.6	$—	$24.7

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months		Six Months
	Ended March 31,		Ended March 31,

	2003	2002	2003	2002

	(In millions, except per share data)

	(Unaudited)
Net sales	$283.8	$254.4	$549.7	$492.2
Operating costs and expenses:
Cost of products sold	192.9	174.9	377.8	340.7
Selling, general and administrative expenses	61.3	54.2	123.7	109.9
Restructuring charges	3.1	—	3.1	—

Operating income	26.5	25.3	45.1	41.6
Interest expense	(14.2)	(19.8)	(32.6)	(42.4)
Interest income	0.3	0.7	0.9	2.7
Other expense, net	(3.1)	(4.1)	(2.5)	(4.8)

Income (loss) before income taxes	9.5	2.1	10.9	(2.9)
(Provision) benefit for income taxes	(3.7)	—	9.4	—

Net income (loss) from continuing operations	5.8	2.1	20.3	(2.9)

Discontinued operations:
Income (loss) from operations (net of tax provision of $0.5 for the three months ended March 31, 2003)	0.8	0.9	—	(1.1)
Impairment loss (net of tax benefit of $6.5)	(39.9)	—	(39.9)	—

(Loss) income from discontinued operations	(39.1)	0.9	(39.9)	(1.1)

Net (loss) income	$(33.3)	$3.0	$(19.6)	$(4.0)

Earnings per share information:
(Loss) income per basic share:
Continuing operations	$0.08	$0.03	$0.27	$(0.04)
Discontinued operations	(0.53)	0.01	(0.53)	(0.01)

	$(0.45)	$0.04	$(0.26)	$(0.05)

(Loss) income per diluted share:
Continuing operations	$0.08	$0.03	$0.27	$(0.04)
Discontinued operations	(0.53)	0.01	(0.53)	(0.01)

	$(0.45)	$0.04	$(0.26)	$(0.05)

The accompanying notes are an integral part of these statements.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2003	2002

	(Unaudited)

	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$17.5	$32.1
Restricted cash collateral accounts	5.9	142.9
Trade receivables, net	208.4	209.8
Inventories	169.9	163.7
Deferred income taxes	31.0	31.0
Assets held for sale	62.2	237.8
Income taxes receivable	—	37.5
Other current assets	22.6	24.0

Total current assets	517.5	878.8
Restricted cash collateral accounts	33.1	15.4
Property, plant and equipment, net	126.1	130.0
Pension assets	142.2	136.0
Insurance for asbestos claims	145.0	145.0
Other assets	39.2	34.7
Goodwill, net	229.4	229.6
Other intangibles, net	73.6	73.6

	$1,306.1	$1,643.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$20.8	$15.3
Current maturities of long-term debt	31.3	275.9
Trade accounts payable	92.1	94.7
Income taxes payable	18.4	—
Liabilities associated with assets held for sale	23.4	78.6
Accrued expenses and other current liabilities	110.8	128.1

Total current liabilities	296.8	592.6
Long-term debt	491.0	516.9
Deferred income taxes	11.3	17.4
Asbestos claims	145.0	145.0
Other liabilities	133.0	133.5

Total liabilities	1,077.1	1,405.4
Commitments and contingencies
Stockholders’ equity	229.0	237.7

	$1,306.1	$1,643.1

The accompanying notes are an integral part of these statements.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	March 31,

	2003	2002

	(In millions)
	(Unaudited)
OPERATING ACTIVITIES:
Net income (loss) from continuing operations	$20.3	$(2.9)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	11.8	12.3
Amortization of deferred financing costs	6.3	3.4
Deferred income tax benefit	(14.5)	—
Gain on sale of excess real estate	(3.4)	—
Other, net	1.9	0.8
Changes in operating assets and liabilities	26.2	(31.8)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES OF CONTINUING OPERATIONS	48.6	(18.2)

Net loss from discontinued operations	(39.9)	(1.1)
Adjustments to reconcile the net loss from discontinued operations to net cash used in operating activities of discontinued operations:
Impairment loss	39.9	—
Change in net assets of discontinued operations	(21.7)	12.6

NET CASH (USED IN) PROVIDED BY DISCONTINUED OPERATIONS	(21.7)	11.5

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	26.9	(6.7)

INVESTING ACTIVITIES:
Proceeds from sale of businesses, net	103.8	143.1
Proceeds from sale of Strategic Notes, net	—	105.9
Purchases of property, plant and equipment	(5.5)	(7.9)
Proceeds from sale of excess real estate	10.8	—
Proceeds from sale of fixed assets	0.1	1.5
Other investing activities, net	—	1.1

NET CASH PROVIDED BY INVESTING ACTIVITIES	109.2	243.7

FINANCING ACTIVITIES:
Proceeds from long-term debt	16.4	42.3
Repayment of Restructured Facilities	(128.2)	(238.4)
Repayment of Senior Notes	(159.6)	—
Escrow deposits	(58.4)	(77.5)
Escrow withdrawals	178.1	—
Payment of financing fees	(8.9)	—
Proceeds from notes payable, net	5.4	3.5

NET CASH USED IN FINANCING ACTIVITIES	(155.2)	(270.1)
Effect of exchange rate changes on cash and cash equivalents	4.5	0.1

DECREASE IN CASH AND CASH EQUIVALENTS	(14.6)	(33.0)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	32.1	65.2

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$17.5	$32.2

The accompanying notes are an integral part of these statements.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in millions)
(Unaudited)

Note 1 — Basis of Presentation

      We manufacture and distribute a broad range of consumer and industrial products through our three business segments — Bath Products, Plumbing Products and Rexair. See Note 11 for changes made to our business segments.

      The Company operates on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. Any three or six month data contained in this Report on Form 10-Q reflects the results of operations for the 13-week and 26-week periods ended on the Saturday nearest March 31 of the respective year, but are presented as of March 31 for convenience. The Company’s condensed consolidated interim financial statements as of March 31, 2003 and for the 13-week and 26-week periods ending March 31, 2003 (also referred to as the “Second Quarter of 2003” and “First Half of 2003”, respectively) and March 31, 2002 (also referred to as the “Second Quarter of 2002” and “First Half of 2002”, respectively) are unaudited. However, in the Company’s opinion, these financial statements reflect all normal, recurring adjustments necessary to provide a fair presentation of its financial position, results of operations and cash flows for the periods presented. These interim financial statements are condensed, and thus, do not include all of the information and footnotes required by accounting principles generally accepted in the United States for presentation of a complete set of financial statements.

      These interim results are not necessarily indicative of the results that should be expected for the full year. For a better understanding of the Company and its financial statements, the condensed interim financial statements should be read in conjunction with the Company’s audited financial statements for the year ended September 30, 2002, which are included in its 2002 Annual Report on Form 10-K, filed on December 24, 2002.

Note 2 — New Accounting Pronouncements

      In November 2002, the EITF reached a consensus on Issue 00-21, Multiple-Deliverable Revenue Arrangements (“EITF 00-21”). EITF 00-21 addresses how to account for arrangements that may involve the delivery or performance of multiple products, services, and/or rights to use assets. The consensus mandates how to identify whether goods or services or both which are to be delivered separately in a bundled sales arrangement should be accounted for separately because they are “separate units of accounting.” The guidance can affect the timing of revenue recognition for such arrangements, even though it does not change rules governing the timing or pattern of revenue recognition of individual items accounted for separately. The final consensus will be applicable to agreements entered into in fiscal years beginning after June 15, 2003 with early adoption permitted. Additionally, companies will be permitted to apply the consensus guidance to all existing arrangements as the cumulative effect of a change in accounting principle in accordance with APB Opinion No. 20, Accounting Changes. The Company is assessing, but at this point does not believe the adoption of EITF 00-21 will have a material impact on its financial position or results of operations.

      In January 2003, the FASB issued Interpretation Number 46, Consolidation of Variable Interest Entities (“FIN 46”). This interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities. Under current practice, two enterprises generally have been included in consolidated financial statements because one enterprise controls the other through voting interests. FIN 46 defines the concept of “variable interests” and requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. This interpretation applies immediately to variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

holds a variable interest that it acquired before February 1, 2003. The interpretation may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated. The Company is assessing, but at this point does not believe the adoption of FIN 46 will have a material impact on its financial position or results of operations.

Note 3 — Inventories

      Inventories consist of the following:

	March 31,	September 30,
	2003	2002

	(In millions)
Finished products	$109.9	$101.8
Work-in process	12.2	13.3
Raw materials	47.8	48.6

	$169.9	$163.7

Note 4 — Goodwill and Other Intangible Assets

      Net goodwill by reporting unit is as follows:

	March 31,	September 30,
	2003	2002

	(In millions)
Bath Products	$103.6	$103.8
Plumbing Products	125.8	125.8

	$229.4	$229.6

      In connection with the Company’s decision to dispose of its swimming pool, pool equipment, hearth and water systems businesses, which were included in the previously defined Bath & Plumbing segment (see Note 13), the Company performed an interim impairment test for the remaining goodwill within the reporting unit in accordance with SFAS No. 142. No impairment was indicated.

      Identifiable intangible assets, which are included in the Rexair segment, are comprised of:

	March 31, 2003		September 30, 2002

	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	Amount	Amortization	Amount	Amortization

	(In millions)		(In millions)
Amortizable intangible assets	$0.9	$0.1	$0.9	$0.1
Non-amortizable intangible assets	72.8	—	72.8	—

Total identifiable intangible assets	$73.7	$0.1	$73.7	$0.1

      Amortizable intangible assets consist of patented technology, which is being amortized over its 10-year useful life. Non-amortizable intangible assets include a trade name and distributor network.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 5 — Long-Term Debt

      Long-term debt consists of the following:

	March 31,	September 30,
	2003	2002

	(In millions)
7.125% Senior Notes, net	$11.6	$249.5
7.25% Senior Notes, net	69.8	124.1
11.25% Senior Notes, net	133.4	—
Restructured Facilities, Rexair	62.6	92.8
Restructured Facilities, U.S. Industries	237.2	317.5
Other long-term debt	7.7	8.9

	522.3	792.8
Less current maturities	(31.3)	(275.9)

Long-term debt	$491.0	$516.9

      Current maturities of long term debt include the estimated amount of net proceeds from the anticipated sales of the pool, pool equipment, hearth and water systems businesses which will be allocated to pay down debt.

      At March 31, 2003, there was $403.2 million committed under the Company’s Restructured Facilities, of which $315.1 million was utilized and the balance of $88.1 million was available. Amounts utilized include $15.3 million of letters of credit outstanding at that date. Approximately $325.6 million of the commitment was for the USI Facility (excluding Rexair), of which approximately $251.8 million had been utilized (including letters of credit outstanding of $14.6 million) and the balance of $73.8 million was available. The Rexair Credit Facility had $77.6 million committed, of which $63.3 million had been utilized (including letters of credit outstanding of $0.7 million) and $14.3 million available for borrowing solely by Rexair. The Company also had letters of credit outstanding with other financial institutions totaling $30.9 million as of March 31, 2003. Approximately $15.1 million has been deposited in escrow for the benefit of the letters of credit holders.

      The 11.25% Senior Notes were issued in the first quarter of 2003 as the result of an offer to exchange cash and notes with an interest rate of 11.25% payable December 31, 2005 for all outstanding 7.125% Notes due October 2003. In connection with the Exchange Offer, the Company also received consents from a majority of the 7.125% Note holders to amend the indenture to allow the cash deposited into the related cash collateral account to be used to pay the cash consideration in the Exchange Offer. Approximately $238.2 million or 95% of the 7.125% Notes were tendered and accepted for exchange. All Note holders who tendered their 7.125% Notes received an amount of cash and principal amount of New Notes that together equaled the principal amount of the 7.125% Notes tendered. The transaction resulted in $104.8 million paid to the Note holders from the 7.125% Notes escrow account, New Notes issued of $133.4 million and a gross balance remaining of 7.125% Notes amounting to $11.8 million. All other terms of the New Notes are substantially similar to those of the 7.125% Notes. A consent payment of $15 per $1,000 principal amount of the New Notes issued was paid out of the Company’s general working capital to all holders who delivered their consents, resulting in an additional payment to tendering note holders of approximately $2.0 million. These costs were capitalized and will be amortized over the term of the New Notes.

      On October 24, 2002, the Company commenced an offer to purchase up to $54.8 million in aggregate principal amount of its outstanding 7.25% Notes due December 1, 2006. In the first quarter of 2003, an

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

amount just shy of 100% of the 7.25% Notes were tendered and accepted for exchange. The transaction resulted in $54.8 million paid to the Note holders from the 7.25% Notes escrow account.

      During the first quarter of 2003, the Company received funds of $16.6 million related primarily to the sale of excess real estate and an income tax refund. These funds were applied to reduce the Company’s funded and unfunded senior debt, including $4.0 million deposited into escrow accounts for the benefit of the holders of the Company’s Senior Notes and certain other creditors. In January 2003, the Company received funds totaling $48.3 million related primarily to a federal income tax refund, and in February 2003, the Company received $8.6 million upon granting a license to a non-related party for certain technology which had been the subject of patent litigation. These funds were also applied to reduce the Company’s funded and unfunded senior debt, including $20.4 million deposited into escrow accounts for the benefit of the holders of the Company’s Senior Notes and certain other creditors. The entire $8.6 million received upon the granting of the technology license was recognized as income in the second quarter of 2003 and was included in net sales in the Company’s Condensed Consolidated Statements of Operations.

      In October 2002, the Restructured Facilities were amended, extending the maturity of the facilities to October 4, 2004. In conjunction with this amendment, the Company paid $6.9 million in fees. For more detailed information on these facilities (the “Restructured Facilities” or “Restructured Debt Facility”), refer to the Company’s Annual Report on Form 10-K for the year ended September 30, 2002. The Restructured Facilities require cumulative permanent reductions of the Company’s senior debt over the term of the facilities. In addition, the Senior Notes and Restructured Facilities contain various financial covenants as well as cross-default and cross-acceleration provisions.

      On October 18, 2002, the Company completed the sale of SiTeco Lighting to funds advised by JPMorgan Partners, the private equity arm of JPMorgan Chase & Company. Net proceeds of approximately $103.8 million were applied to reduce the Company’s funded and unfunded senior debt, including $34.0 million deposited into escrow accounts for the benefit of the holders of the Company’s Senior Notes and certain other creditors.

Note 6 — Commitments and Contingencies

Warranties

      The Company records a reserve for future warranty costs based on current unit sales, historical experience and management’s judgment regarding anticipated rates of warranty claims and cost per claim. The adequacy of the recorded warranty liabilities is assessed each quarter and adjustments are made as necessary. The specific terms and conditions of the warranties vary depending on the products sold and the countries in which the Company does business. Changes in the warranty liability during the period are as follows:

(In millions)

Balance at September 30, 2002	$11.8
Warranty accrual	9.4
Cash payments	(6.8)
Translation	0.1

Balance at March 31, 2003	$14.5

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Guarantees & Indemnifications

      The Company continues to guarantee the lease payments of an Ames True Temper master distribution center. The lease obligation will expire in 2015. The lease payments totaled $3.6 million for fiscal 2002, and increase by 2.25% each year thereafter. In connection with the sale of Ames True Temper in January 2002, the Company obtained a security interest and indemnification from Ames True Temper on the lease that would enable it to exercise remedies in the event of default.

      The Company has sold a number of assets and operating entities over the last several years and has, on occasion, provided indemnifications for liabilities relating to product liability, environmental and other claims. The Company has recorded reserves totaling approximately $12.0 million as of March 31, 2003 for asserted and potential unasserted claims related to these liabilities.

Environmental Liabilities

      The Company’s operating units are subject to numerous foreign, federal, state and local laws and regulations concerning such matters as zoning, health and safety and protection of the environment. If the Company’s operating units violate or fail to completely comply with those laws and regulations, the Company could be fined or otherwise sanctioned by regulators.

      The Company is investigating and remediating contamination at a number of present and former operating sites and the Company has been named as a potentially responsible party at a number of Superfund sites pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or comparable statutes. As of March 31, 2003, the Company had accrued $10.2 million ($0.6 million accrued as current liabilities and $9.6 million as non-current liabilities), including $5.0 million for discontinued operations, for environmental liabilities. The Company accrues an amount for each case when the likelihood of an unfavorable outcome is probable and the amount of loss associated with such unfavorable outcome is reasonably estimable. The Company believes that the range of liability for such matters could reach $14.9 million if it included cases where the likelihood of an unfavorable outcome is only reasonably possible. For more detailed information regarding management’s assessment of this potential liability, refer to the Company’s Annual Report on Form 10-K for the year ended September 30, 2002.

Asbestos Liabilities

      In June 1998, the Company acquired Zurn Industries, Inc. (“Zurn”), which itself owned various subsidiaries. Zurn is a wholly-owned subsidiary of the Company. Zurn, along with many other companies, is a co-defendant in numerous asbestos related lawsuits pending in the United States. Plaintiffs’ claims primarily allege personal injuries allegedly caused by exposure to asbestos used primarily in industrial boilers. Zurn did not manufacture asbestos or asbestos components but purchased it from other suppliers. As of March 31, 2003, the number of asbestos claims pending against Zurn was approximately 51,000. Asbestos claims pending against Zurn as of September 30, 2000, September 30, 2001 and September 30, 2002 were approximately 38,000, 52,000 and 65,000, respectively. For the six months ending March 31, 2003, approximately 13,000 new asbestos claims were filed against Zurn. Filed and settled unfiled claims treated as if filed totaled approximately 20,000 for the six months ending March 31, 2003. Asbestos claims filed against Zurn for the twelve months ending September 30, 2001 and September 30, 2002 were approximately 34,000 and 31,000, respectively.

      Since Zurn received its first asbestos claim in the 1980s, Zurn has settled or agreed to settle approximately 88,000 and dismissed approximately 6,000 asbestos claims as of March 31, 2003. This includes settlement of approximately 16,000 claims and dismissal of approximately 1,000 claims during the period ended September 30, 2001; settlement of approximately 22,000 claims, including approximately

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4,000 unfiled asbestos claims, and dismissal of approximately 3,000 claims during the period ended September 30, 2002; and the settlement of approximately 26,000 claims, including approximately 7,000 unfiled asbestos claims, and dismissal of approximately 2,000 claims during the six-month period ended March 31, 2003. Zurn’s insurers have paid or have agreed to pay all settlement costs relating to these claims. Defense costs are currently being paid by Zurn’s insurers without eroding the coverage amounts of its insurance policies, although a few policies that will be accessed in the future may count defense costs toward aggregate limits.

      At September 30, 2002, Zurn and its actuarial consultant estimated that its potential liability for asbestos claims pending against it and for claims estimated to be filed through 2012 is approximately $145 million. This accrual comprises (i) $9.8 million in claims that had been settled but unpaid as of September 30, 2002; (ii) $58.2 million in proposed settlements of pending and future claims; and (iii) $76.9 million for other future claims. This estimate is based on the current and anticipated number of future asbestos claims, the timing and amounts of asbestos payments, the status of ongoing litigation and the potential impact of defense strategies and settlement initiatives. However, there are inherent uncertainties involved in estimating both the number of future asbestos claims as well as future settlement costs, and the actual liability could exceed Zurn’s estimate due to changes in law and other factors beyond our control. Zurn’s present estimate of its asbestos liability assumes (i) its recent vigorous defense strategy will enable it to reduce both its claim frequency and claim severity in the future; (ii) approximately 153,000 future asbestos claims; and (iii) Zurn’s insurers will continue to pay defense costs without eroding the coverage amounts of its insurance policies. While Zurn believes there is evidence, in recent claims settlements, for such an impact of a successful defense strategy, if the defense strategy ultimately is not successful, to the extent assumed by Zurn, the severity and frequency of asbestos claims could increase substantially above Zurn’s estimates. Further, while Zurn’s current asbestos liability is based on an estimate of claims through 2012, and such liability could be substantial.

      Zurn’s analysis of its available insurance to cover its potential asbestos liability is approximately $335 million. This total includes the remaining limits of $68 million in insurance coverage under certain excess policies which were a subject of a settlement of an action commenced by Zurn in the United States District Court of the Western District of Pennsylvania which sought, among other things, a declaration that the insurance coverage limits of certain excess policies provide $68 million in coverage. As part of the settlement, Zurn agreed to pay its insurer $5 million over four years. The first payment in the sum of $1.25 million was paid in March 2003 and the Company has agreed to secure the balance of the obligation with a letter of credit in the amount of $1.25 million.

      Zurn believes, based on its experience in defending and dismissing such claims and the amount of insurance coverage available, that it has sufficient insurance to cover the pending and reasonably estimable future claims. This conclusion was reached after considering Zurn’s experience in asbestos litigation, the insurance payments made to date by Zurn’s insurance carriers, existing insurance policies, the industry ratings of the insurers and the advice of insurance coverage counsel with respect to applicable insurance coverage law relating to the terms and conditions of those policies. After review of the foregoing with Zurn and its consultants, the Company believes that the resolution of Zurn’s pending and reasonably estimable asbestos claims will not have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

      Certain of the Company’s subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management’s opinion, based on the advice of counsel, that the ultimate resolution of such litigation will not have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 7 — Comprehensive Income

      The components of comprehensive income are as follows (in millions):

	Second Quarter		First Half

	2003	2002	2003	2002

Net (loss) income	$(33.3)	3.0	$(19.6)	$(4.0)
Foreign currency translation:
Adjustment arising during the period	2.3	(1.9)	7.8	(1.9)
Reclassification adjustment in earnings	2.1	—	2.1	—
Derivative instruments and hedging activities:
Fair value adjustment arising during period	—	—	—	(0.3)
Reclassification adjustment in earnings	—	0.7	—	1.1

Comprehensive (loss) income	$(28.9)	$1.8	$(9.7)	$(5.1)

Note 8 — Earnings Per Share

      The Company’s basic and diluted weighted average number of common shares outstanding was 74.5 million and 73.6 million for the second quarter of 2003 and 2002, respectively. For the first half of 2003 and 2002, the Company’s weighted average number of common shares outstanding was 74.5 million and 73.5 million. The following shares were excluded from the Company’s computations of diluted earnings per share because they had an anti-dilutive effect (in millions):

	Second Quarter		First Half

	2003	2002	2003	2002

Stock options exercised	4.9	6.1	4.9	6.1
Restricted stock vesting	0.2	0.7	0.2	0.8

Note 9 — Employee Stock Options

      The Company applies Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations in accounting for its stock-based compensation plans. Thus, the Company uses the intrinsic value method to determine the compensation cost for its stock-based awards. The compensation cost that has been charged against income for Stock Plans was $0.5 million and $0.4 million for the second quarters of 2003 and 2002, respectively, and $0.6 million and $0.9 million for the first half of 2003 and 2002, respectively. No other compensation costs have been recognized under the Company’s stock-based compensation plans. Had compensation cost for awards under its stock-based compensation plans been determined using the fair value method prescribed by SFAS No. 123,

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

“Accounting for Stock-Based Compensation,” the Company’s net (loss) income and (loss) income per share would have been reduced to the pro forma amounts presented below (in millions, except per share):

	Second Quarter		First Half

	2003	2002	2003	2002

Net (loss) income:
As reported	$(33.3)	$3.0	$(19.6)	$(4.0)
Pro forma	(33.7)	2.4	(20.5)	(5.3)
Basic (loss) income per share:
As reported	$(0.45)	$0.04	$(0.26)	$(0.05)
Pro forma	(0.45)	0.03	(0.28)	(0.07)
Diluted (loss) income per share:
As reported	$(0.45)	$0.04	$(0.26)	$(0.05)
Pro forma	(0.45)	0.03	(0.28)	(0.07)

      The fair value of each stock option granted is established on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions for grants in the first half of 2003 and 2002.

•	expected volatility rates of 63% for 2003 and 58% for 2002

•	risk-free interest rates of 2.80% for 2003 and 4.85% for 2002

•	expected option lives of 4 years for both years

•	expected dividend yield of 0% for both years

Note 10 — Income Taxes

      During the first quarter 2003, the IRS completed its examination of the federal income tax returns for fiscal 1995 through 1997. As a result of the audit settlement, a tax benefit of $13.6 million was recorded. A substantial portion of the proposed adjustments derived from the spin-off of the Company from Hanson PLC in 1995. In the second quarter of 2003, the Company provided for taxes at a 39% effective rate on income from continuing operations and expects to use this rate through the remainder of fiscal 2003. During the first half of 2002, no income tax benefit was recorded for the loss from continuing operations because of the uncertainty of its ultimate realization.

Note 11 — Segment Data

      With the recent completion of its asset divestures, which eliminated the Lighting and Hardware & Tools segments, the Company began transforming itself from a conglomerate to an operating company. As a result of the reorganization, the Company will organize and combine the business within its Bath & Plumbing segment into two distinct product lines, Bath Products and Plumbing Products. The Bath Products will focus primarily on the residential bath market. The Plumbing Products will focus primarily on the commercial and institutional plumbing markets. The Bath Products segment manufactures whirlpool baths, showers, sanitary ware, including sinks and toilets, and outdoor jetted spas. The Plumbing Products segment manufactures drains, flush valves, backflow preventers and other plumbing products. The Rexair segment manufactures premium vacuum cleaner systems sold through independent distributors in the direct sales retail channel. Prior period segment results have been restated to reflect these changes as well as the discontinuance of the swimming pools, pool equipment, hearth and water systems businesses.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a summary of the significant accounts and balances by segment, reconciled to the consolidated totals.

		Bath	Plumbing			Consolidated
		Products	Products	Rexair	Corporate	Total

		(In millions)
Net Sales
Second Quarter	2003	$188.2	$69.2	$26.4	$—	$283.8
	2002	167.0	61.0	26.4	—	254.4
First Half	2003	367.3	129.9	52.5	—	549.7
	2002	321.5	117.7	53.0	—	492.2
Total Operating Income (Loss)
Second Quarter	2003	$5.4	$19.3	$6.7	$(4.9)	$26.5
	2002	5.8	10.9	7.7	0.9	25.3
First Half	2003	7.7	30.6	12.7	(5.9)	45.1
	2002	6.9	21.5	15.3	(2.1)	41.6
Capital Expenditures
Second Quarter	2003	$1.8	$0.2	$0.6	$—	$2.6
	2002	2.6	0.2	0.1	—	2.9
First Half	2003	4.1	0.4	1.0	—	5.5
	2002	6.8	0.9	0.2	—	7.9
Depreciation and Amortization
Second Quarter	2003	$3.5	$1.3	$0.8	$0.5	$6.1
	2002	3.4	1.4	0.8	0.4	6.0
First Half	2003	6.8	2.7	1.6	0.7	11.8
	2002	7.0	2.8	1.5	1.0	12.3
Assets
As of March 31, 2003		$484.6	$318.1	$114.3	$389.1	$1,306.1
As of September 30, 2002		475.7	284.9	117.3	765.2	1,643.1

      In connection with redefining its segments, goodwill of the former Bath & Plumbing reporting unit was allocated between the Bath Products and Plumbing Products reporting units based on their relative fair values. Subsequent to the reallocation, the Company performed an interim impairment test in accordance with SFAS No. 142. No impairment was indicated.

      The Company has experienced seasonality in its Bath Products and Plumbing Products segments. Sales are affected when weather affects outside construction and installation. Sales of outdoor spas and other products are also sensitive to weather conditions and tend to experience a decrease in sales during the fall and winter months (predominantly the first and second fiscal quarters).

Note 12 — Restructuring Reserves

      In March 2003, the Company recorded $3.1 million in severance charges related to management changes at its corporate office. The charges consisted of $2.8 million in cash related charges and $0.3 million in non-cash related charges primarily associated with the accelerated vesting of restricted stock. Approximately $1.3 million of the cash charges were paid in the second quarter of 2003, while substantially all of the remaining balance will be paid in the third quarter of 2003. As of March 31, 2003,

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Company has remaining accruals of $9.8 million for restructuring costs. The activity in the restructuring liability accounts by cost category is as follows:

	Lease and	Severance
	Contract Related	and Related	Total
	Accruals	Accruals	Accruals

	(In millions)
Balance at September 30, 2002	$8.8	$0.6	$9.4
Fiscal 2003 charges	—	2.8	2.8
Cash payments	(0.7)	(1.7)	(2.4)

Balance at March 31, 2003	$8.1	$1.7	$9.8

      Approximately $3.3 million of the reserves are included in the balance sheet caption “Accrued expenses and other current liabilities,” while the remaining $6.5 million are recorded in the balance sheet caption “Other liabilities.” The Company expects the remaining accruals to be paid with cash over the periods provided by the severance and lease agreements of two and five years, respectively.

Note 13 — Discontinued Operations

      In March 2003, the Board of Directors approved the disposal of the Company’s swimming pool, pool equipment, hearth and water systems businesses. The disposals are expected to occur within the next twelve months. In connection with the disposal plans the Company recorded a charge of $39.9 million, which represents the difference between the historical net carrying value (including goodwill) and the estimated net realizable value of the net assets of these businesses less costs to sell. The assets and liabilities of the discontinued businesses are included in assets held for sale and liabilities associated with assets held for sale, respectively.

      These operations were previously included in the Company’s Bath & Plumbing segment. The operating results of these businesses are included in income (loss) from discontinued operations for all periods presented, in accordance with Statement of Financial Accounting Standards No. 144. Summarized results of these businesses are as follows:

	Second Quarter		First Half

	2003	2002	2003	2002

	(In millions)
Net sales	$26.8	$22.2	$42.5	$39.9
Operating income (loss)	1.6	1.2	0.6	(0.5)

      In accordance with EITF 87-24, the Company allocated a portion of its interest expense related to the Restructured Facilities to discontinued operations. Amounts allocated reflect the interest expense on the estimated amount of debt that will be repaid as a result of the disposal transaction. Amounts reclassified were $0.4 million and $0.2 million for the second quarters of 2003 and 2002, respectively and $0.7 million and $0.5 million for the first half of 2003 and 2002, respectively.

      In May 2003, the Company completed the sale of its swimming pool and pool equipment businesses to Polyair Inter Pack Inc. The sales price was approximately $41.2 million, subject to post closing adjustments. In June 2003, the Company completed the sale of its hearth business. The sales price was approximately $1 million.

      On December 28, 2001, the Board of Directors approved a formal Disposal Plan in connection with the Company’s obligation to pay debt amortization as set forth in the restructured debt agreements. The Disposal Plan called for the sale of five businesses — Ames True Temper, Selkirk, Lighting Corporation of America, Spear & Jackson and SiTeco Lighting. Assets held for sale and liabilities associated with assets

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

held for sale at September 2002 include $171.2 million and $67.4 million, respectively, related to SiTeco Lighting, which was sold in October 2002 for $103.8 million. The other businesses were sold prior to the end of fiscal 2002 for a combined total of $388.2 million.

      The operating results of these businesses were included in the Company’s expected loss on disposal, which was recorded in September 2001 and adjusted in fiscal 2002, in accordance with APB No. 30. These businesses reported sales of $226.7 million and $513.8 million, and operating income of $8.2 million and $19.7 million for the second quarter and first half of 2002, respectively. The SiTeco business reported sales of $7.7 million and an operating loss of $0.4 million in fiscal 2003 prior to its disposal in October 2002.

      The major classes of assets and liabilities classified as held for sale are as follows:

	March 31,	September 30,
	2003	2002

	(In millions)
Cash	$—	$16.7
Trade receivables, net	38.0	65.7
Inventories	24.2	52.8
Other current assets	—	5.5
Property, plant and equipment, net	—	63.5
Other assets	—	14.3
Goodwill	—	19.3

Assets held for sale	$62.2	$237.8

Trade accounts payable	$7.0	$16.1
Other current liabilities	12.4	28.3
Other liabilities	4.0	34.2

Liabilities associated with assets held for sale	$23.4	$78.6

Note 14 — Supplemental Joint Issuer and Guarantor Financial Information

      The following pages represent the supplemental consolidating condensed financial statements of U.S. Industries, Inc. (“USI”), USI Global and USIAH which are the jointly obligated issuers of the Company’s Senior Notes, and USI Atlantic, which is the guarantor of the Notes, and their subsidiaries which are not guarantors of the Notes, as of March 31, 2003 and September 30, 2002 and for the three and six months ended March 31, 2003 and 2002, respectively. Certain of the non-guarantor subsidiaries have pledged their stock and assets as collateral for the Senior Notes. Refer to the Company’s Annual Report on Form 10-K for the year ended September 30, 2002 with respect to certain security interests in favor of the holders of the Notes.

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Second Quarter 2003

		USI	USI		Non-guarantor
	USI	Global	Atlantic	USIAH	Subsidiaries	Eliminations	Consolidated

	(In millions)
Net sales	$—	$—	$—	$—	$283.8	$—	$283.8
Operating costs and expenses:
Cost of products sold	—	—	—	—	192.9	—	192.9
Selling, general and administrative expenses	4.2	—	—	—	57.1	—	61.3
Restructuring charges	3.1	—			—		3.1

Operating (loss) income	(7.3)	—	—	—	33.8	—	26.5
Interest expense	(10.1)	(2.4)	—	—	(1.7)	—	(14.2)
Interest income	0.1	—	—	—	0.2	—	0.3
Intercompany interest income (expense), net	4.7	(0.7)	—	—	(4.0)	—	—
Other expense, net	(0.4)	—	—	—	(2.7)	—	(3.1)
Other intercompany income (expense)	0.1	(12.7)	—	15.4	(2.8)	—	—
Minority interest income (expense)	(15.4)	—	—	15.4	—	—	—
Equity in earnings (losses) of investees, net	43.2	13.5	28.7	(2.1)	—	(83.3)	—

Income (loss) before income taxes and discontinued operations	14.9	(2.3)	28.7	28.7	22.8	(83.3)	9.5
Benefit from (provision for) income taxes	(9.1)	0.2	—	—	5.2	—	(3.7)

Income (loss) from continuing operations	5.8	(2.1)	28.7	28.7	28.0	(83.3)	5.8
Loss from discontinued operations	(39.1)	(39.1)	(39.1)	(39.1)	(39.1)	156.4	(39.1)

Net (loss) income	$(33.3)	$(41.2)	$(10.4)	$(10.4)	$(11.1)	$73.1	$(33.3)

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Second Quarter 2002

		USI	USI		Non-guarantor
	USI	Global	Atlantic	USIAH	Subsidiaries	Eliminations	Consolidated

	(In millions)
Net sales	$—	$—	$—	$—	$254.4	$—	$254.4
Operating costs and expenses:
Cost of products sold	—	—	—	—	174.9	—	174.9
Selling, general and administrative expenses	3.1	—	—	—	51.1	—	54.2

Operating (loss) income	(3.1)	—	—	—	28.4	—	25.3
Interest expense	(9.8)	(6.1)	—	—	(3.9)	—	(19.8)
Interest income	0.5	—	—	—	0.2	—	0.7
Intercompany interest income (expense), net	(7.4)	15.1	—	—	(7.7)	—	—
Other expense, net	(2.5)	—	—	—	(1.6)	—	(4.1)
Other intercompany income (expense)	—	(15.4)	—	15.4	—	—	—
Minority interest income (expense)	(13.8)	—	—	13.8	—	—	—
Equity in (losses) earnings of investees, net	38.2	7.1	29.9	0.7	—	(75.9)	—

Income before income taxes and discontinued operations	2.1	0.7	29.9	29.9	15.4	(75.9)	2.1
Provision (benefit) for income taxes	—	—	—	—	—	—	—

Income from continuing operations	2.1	0.7	29.9	29.9	15.4	(75.9)	2.1
Income from discontinued operations	0.9	0.9	0.9	0.9	0.9	(3.6)	0.9

Net income	$3.0	$1.6	$30.8	$30.8	$16.3	$(79.5)	$3.0

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	First Half 2003

		USI	USI		Non-guarantor
	USI	Global	Atlantic	USIAH	Subsidiaries	Eliminations	Consolidated

	(In millions)
Net sales	$—	$—	$—	$—	$549.7	$—	549.7
Operating costs and expenses:
Cost of products sold	—	—	—	—	377.8	—	377.8
Selling, general and administrative	7.6	—	—	—	116.1	—	123.7
expenses Restructuring charges	3.1				—		3.1

Operating (loss) income	(10.7)	—	—	—	55.8	—	45.1
Interest expense	(21.7)	(6.7)	—	—	(4.2)	—	(32.6)
Interest income	0.4	—	—	—	0.5	—	0.9
Intercompany interest income (expense), net	(6.7)	15.1	—		(8.4)	—	—
Other expense, net	(1.8)	—	—	—	(0.7)	—	(2.5)
Other intercompany income (expense)	0.1	(25.4)	—	30.8	(5.5)	—	—
Minority interest income (expense)	(30.8)	—	—	30.8	—	—	—
Equity in earnings (losses) of investees, net	77.4	15.7	55.5	(6.1)	—	(142.5)	—

Income (loss) before income taxes and discontinued operations	6.2	(1.3)	55.5	55.5	37.5	(142.5)	10.9
Benefit from (provision for) income taxes	14.1	(4.8)	—	—	0.1	—	9.4

Income (loss) from continuing operations	20.3	(6.1)	55.5	55.5	37.6	(142.5)	20.3
Loss from discontinued operations	(39.9)	(39.9)	(39.9)	(39.9)	(39.9)	159.6	(39.9)

Net (loss) income	$(19.6)	$(46.0)	$15.6	$15.6	$(2.3)	$17.1	$(19.6)

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	First Half 2002

		USI	USI		Non-guarantor
	USI	Global	Atlantic	USIAH	Subsidiaries	Eliminations	Consolidated

	(In millions)
Net sales	$—	$—	$—	$—	$492.2	$—	$492.2
Operating costs and expenses:
Cost of products sold	—	—	—	—	340.7	—	340.7
Selling, general and administrative expenses	10.2	—	—	—	99.7	—	109.9

Operating (loss) income	(10.2)	—	—	—	51.8	—	41.6
Interest expense	(19.9)	(14.7)	—	—	(7.8)	—	(42.4)
Interest income	1.9	—	—	—	0.8	—	2.7
Intercompany interest income (expense), net	(14.6)	30.3	—	—	(15.7)	—	—
Other expense, net	(1.6)	—	—	—	(3.2)	—	(4.8)
Other intercompany income (expense)	—	(30.8)	—	30.8	—	—	—
Minority interest income (expense)	(29.2)	—	—	29.2	—	—	—
Equity in (losses) earnings of investees, net	70.7	10.2	55.0	(5.0)	—	(130.9)	—

(Loss) income before income taxes and discontinued operations	(2.9)	(5.0)	55.0	55.0	25.9	(130.9)	(2.9)
Provision (benefit) for income taxes	—	—	—	—	—	—	—

(Loss) income from continuing operations	(2.9)	(5.0)	55.0	55.0	25.9	(130.9)	(2.9)
Loss from discontinued operations	(1.1)	(1.1)	(1.1)	(1.1)	(1.1)	4.4	(1.1)

Net (loss) income	$(4.0)	$(6.1)	$53.9	$53.9	$24.8	$(126.5)	$(4.0)

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	At March 31, 2003

		USI	USI		Non-guarantor
	USI	Global	Atlantic	USIAH	Subsidiaries	Eliminations	Consolidated

	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$(0.1)	$—	$—	$—	$17.6	$—	$17.5
Restricted cash collateral accounts	5.9	—	—	—	—	—	5.9
Trade receivables, net	—	—	—	—	208.4	—	208.4
Inventories	—	—	—	—	169.9	—	169.9
Deferred income taxes	31.0	—	—	—	—	—	31.0
Assets held for sale	—	—	—	—	62.2	—	62.2
Other current assets	1.7	—	—	—	20.9	—	22.6

Total current assets	38.5	—	—	—	479.0	—	517.5
Restricted cash collateral accounts	33.1	—	—	—	—	—	33.1
Property, plant and equipment, net	0.5	—	—	—	125.6	—	126.1
Pension assets	74.1	—	—	—	68.1	—	142.2
Insurance for asbestos claims	—	—	—	—	145.0	—	145.0
Other assets	15.8	1.7	—	—	21.7	—	39.2
Goodwill, net	—	—	—	—	229.4	—	229.4
Other intangibles, net	—	—	—	—	73.6	—	73.6
Investments in subsidiaries	1,141.9	794.0	721.5	622.7	—	(3,280.1)	—
Intercompany receivable (payable), net	(674.8)	(58.2)	—	221.1	511.9	—	—

Total assets	$629.1	$737.5	$721.5	$843.8	$1,654.3	$(3,280.1)	$1,306.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$—	$—	$—	$—	$20.8	$—	$20.8
Current maturities of long-term debt	11.6	—	—	—	19.7	—	31.3
Trade accounts payable	—	—	—	—	92.1	—	92.1
Income taxes payable	2.9	—	—	—	15.5	—	18.4
Liabilities associated with assets held for sale	—	—	—	—	23.4	—	23.4
Accrued expenses and other current liabilities	22.4	2.0	—	—	86.4	—	110.8

Total current liabilities	36.9	2.0	—	—	257.9	—	296.8
Long-term debt	327.6	112.8	—	—	50.6	—	491.0
Minority interest	—	—	—	122.3	—	(122.3)	—
Deferred income taxes	1.3	—	—	—	10.0	—	11.3
Asbestos claims	—	—	—	—	145.0	—	145.0
Other liabilities	34.3	—	—	—	98.7	—	133.0

Total liabilities	400.1	114.8	—	122.3	562.2	(122.3)	1,077.1
Commitments and contingencies
Stockholders’ equity	229.0	622.7	721.5	721.5	1,092.1	(3,157.8)	229.0

Total liabilities and stockholders’ equity	$629.1	$737.5	$721.5	$843.8	$1,654.3	$(3,280.1)	$1,306.1

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	At September 30, 2002

		USI	USI		Non-guarantor
	USI	Global	Atlantic	USIAH	Subsidiaries	Eliminations	Consolidated

	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$0.3	$—	$—	$—	$31.8	$—	$32.1
Restricted cash collateral accounts	98.2	44.7	—	—	—	—	142.9
Trade receivables, net	—	—	—	—	209.8	—	209.8
Inventories	—	—	—	—	163.7	—	163.7
Deferred income taxes	47.0	(12.4)	—	—	(3.6)	—	31.0
Net assets held for sale	—	—	—	—	237.8	—	237.8
Income taxes receivable	37.2	—	—	—	0.3	—	37.5
Other current assets	5.8	0.2	—	—	18.0	—	24.0

Total current assets	188.5	32.5	—	—	657.8	—	878.8
Restricted cash collateral accounts	15.4	—	—	—	—	—	15.4
Property, plant and equipment, net	0.6	—	—	—	129.4	—	130.0
Pension assets	70.9	—	—	—	65.1	—	136.0
Insurance for asbestos claims	—	—	—	—	145.0	—	145.0
Other assets	5.8	2.0	—	—	26.9	—	34.7
Goodwill, net	—	—	—	—	229.6	—	229.6
Other intangibles, net	—	—	—	—	73.6	—	73.6
Investments in subsidiaries	1,046.4	889.1	696.6	659.4	—	(3,291.5)	—
Intercompany receivable (payable), net	(573.1)	(8.2)	—	190.3	391.0	—	—

Total assets	$754.5	$915.4	$696.6	$849.7	$1,718.4	$(3,291.5)	$1,643.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$—	$—	$—	$—	$15.3	$—	$15.3
Current maturities of long-term debt	198.0	54.5	—	—	23.4	—	275.9
Trade accounts payable	—	—	—	—	94.7	—	94.7
Liabilities associated with assets held for sale	—	—	—	78.6	—	—	78.6
Accrued expenses and other liabilities	32.2	3.9	—	—	92.0	—	128.1

Total current liabilities	230.2	58.4	—	—	304.0	—	592.6
Long-term debt	241.0	197.6	—	—	78.3	—	516.9
Minority interest	—	—	—	153.1	—	(153.1)	—
Deferred income taxes	5.2	—	—	—	12.2	—	17.4
Asbestos claims	—	—	—	—	145.0	—	145.0
Other liabilities	40.4	—	—	—	93.1	—	133.5

Total liabilities	516.8	256.0	—	153.1	632.6	(153.1)	1,405.4
Commitments and contingencies
Stockholders’ equity	237.7	659.4	696.6	696.6	1,085.8	(3,138.4)	237.7

Total liabilities and stockholders’ equity	$754.5	$915.4	$696.6	$849.7	$1,718.4	$(3,291.5)	$1,643.1

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Six Months Ended March 31, 2003

		USI	USI		Non-guarantor
	USI	Global	Atlantic	USIAH	Subsidiaries	Eliminations	Consolidated

	(In millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$2.7	$8.2	$—	$—	$16.0	$—	$26.9
INVESTING ACTIVITIES:
Proceeds from sale of businesses, net	—	—	—	—	103.8	—	103.8
Purchases of property, plant and equipment	—	—	—	—	(5.5)	—	(5.5)
Proceeds from sale of excess real estate	—	—	—	—	10.8	—	10.8
Proceeds from sale of fixed assets	—	—	—	—	0.1	—	0.1
Net transfers with subsidiaries	(13.6)	117.3	—	—	(174.0)	70.3	—

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(13.6)	117.3	—	—	(64.8)	70.3	109.2
FINANCING ACTIVITIES:
Proceeds from long-term debt	16.4	—	—	—	—	—	16.4
Repayment of Restructured Facilities	(11.8)	(85.0)	—	—	(31.4)	—	(128.2)
Repayment of Senior Notes	(104.8)	(54.8)	—	—	—	—	(159.6)
Escrow deposits	(58.4)	—	—	—	—	—	(58.4)
Escrow withdrawals	178.1	—	—	—	—	—	178.1
Payment of financing fees	(7.9)	—	—	—	(1.0)	—	(8.9)
Proceeds from notes payable, net	—	—	—	—	5.4	—	5.4
Net transfers with parent	—	13.6	—	—	56.7	(70.3)	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	11.6	(126.2)	—	—	29.7	(70.3)	(155.2)
Effect of exchange rate changes on cash and cash equivalents	(1.1)	0.7	—	—	4.9	—	4.5

INCREASE IN CASH AND CASH EQUIVALENTS	(0.4)	—	—	—	(14.2)	—	(14.6)
Cash and cash equivalents at beginning of period	0.3	—	—	—	31.8	—	32.1

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$(0.1)	$—	$—	$—	$17.6	$—	$17.5

JACUZZI BRANDS, INC. (F/K/A U.S. INDUSTRIES, INC.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Six Months Ended March 31, 2002

		USI	USI		Non-guarantor
	USI	Global	Atlantic	USIAH	Subsidiaries	Eliminations	Consolidated

	(In millions)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(47.7)	$(16.3)	$0.2	$—	$57.1	$—	$(6.7)
INVESTING ACTIVITIES:
Proceeds from sale of businesses, net	143.1	—	—	—	—	—	143.1
Proceeds from sale of Strategic Notes, net	105.9	—	—	—	—	—	105.9
Purchases of property, plant and equipment	—	—	—	—	(7.9)	—	(7.9)
Proceeds from sale of fixed assets	—	—	—	—	1.5	—	1.5
Net transfers with subsidiaries	(145.9)	75.6	—	—	—	70.3	—
Other investing activities, net	—	—	—	—	1.1	—	1.1

NET CASH PROVIDED BY (USED IN)INVESTING ACTIVITIES	103.1	75.6	—	—	(5.3)	70.3	243.7
FINANCING ACTIVITIES:
Proceeds from long-term debt	38.3	—	—	—	4.0	—	42.3
Repayment of long-term debt	(15.0)	(180.0)	—	—	(43.4)	—	(238.4)
Escrow deposits	(77.5)	—	—	—	—	—	(77.5)
Proceeds from notes payable, net	—	—	—	—	3.5	—	3.5
Net transfers with parent	—	145.9	(0.2)	—	(75.4)	(70.3)	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(54.2)	(34.1)	(0.2)	—	(111.3)	(70.3)	(270.1)
Effect of exchange rate changes on cash and cash equivalents	(1.0)	(25.2)	—	—	26.3	—	0.1

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	0.2	—	—	—	(33.2)	—	(33.0)
Cash and cash equivalents at beginning of period	(0.3)	—	—	—	65.5	—	65.2

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$(0.1)	$—	$—	$—	$32.3	$—	$32.2